SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                 Amendment No. 1 to Form 8-K filed July 10, 1998

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of amended report: August 18, 1998

                                    333-26943
                            (Commission File Number)


                              MOLL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                       04-3084238
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
     of Incorporation)


                              ANCHOR HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                      62-1427775
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
     of Incorporation)


1111 Northshore Drive, Suite 600, Knoxville, TN          37919-4048
   (Address of Principal Executive Offices)              (Zip Code)


                                 (423) 450-5300
              (Registrant's Telephone Number, Including Area Code)

                                   FORM 8-K/A

                           AMENDMENT NO. 1 TO FORM 8-K
                                       OF
                              MOLL INDUSTRIES, INC.
                                       AND
                              ANCHOR HOLDINGS, INC.

         Moll Industries, Inc., formerly known as Anchor Advanced Products, Inc., and Anchor Holdings, Inc. hereby amend Items 2 and 7 of their Form 8-K filed July 10, 1998 reporting, among other things, the merger of Anchor Advanced Products, Inc. with Moll PlastiCrafters Limited Partnership, to include the requisite financial statements.

Item 2.   Acquisition or Disposition of Assets.

         Pursuant to an Agreement and Plan of Distribution, Contribution and Merger dated as of June 26, 1998 (the "Plan") by and among, inter alia, Moll PlastiCrafters Limited Partnership, a Delaware limited partnership ("Moll LP"), AMM Holdings, Inc. (f/k/a Anchor Acquisition Co.), a Delaware corporation, Anchor Advanced Products, Inc. ("Anchor") and Anchor Holdings, Inc. (the "Company"), Moll LP was merged with Anchor, with Anchor surviving and changing its name to Moll Industries, Inc. (the "Merger"). Both Moll LP and Anchor, prior to the Merger, were controlled by Mr. George Votis. One of the purposes of the Plan was to accomplish a reorganization of the capital structures of Moll LP, Anchor and the Company. In the Merger, the outstanding interests of Moll LP were exchanged for shares of common stock of AMM Holdings, Inc., which owns all of the outstanding stock of Anchor, which owns all of the outstanding stock of the Company. Subsequent to the Merger, the former owners of Moll LP own a majority of the outstanding common shares of AMM Holdings, Inc. The preceding description of the Merger and the Plan does not purport to be complete and is qualified in its entirety by reference to the provisions of the definitive agreement which is filed as Exhibit 2.1 of this report and is incorporated herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Moll LP and Business Acquired.

         As the former owners of Moll LP own a majority of the outstanding shares of AMM Holdings, Inc. following the Merger, Moll LP is considered the accounting acquiror in the Merger. As Moll LP's consolidated financial statements have not been previously filed with the Securities and Exchange Commission (the "Commission"), Moll's consolidated balance sheets as of December 31, 1996 and 1997 and March 31, 1998 and consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1997 and the three months ended March 31, 1997 and 1998 are included as Exhibit 7.1.

         As consolidated financial statements of the Company and Anchor have previously been filed with the Commission on Forms 10-K and 10-Q, they are incorporated by reference.

         During the past year, Moll LP has completed two other significant acquisitions, The Hanning Companies ("Hanning") and Somomeca Industries S.A.R.L. ("Somemeca"). Hanning was acquired effective August 8, 1997. Hanning's combined balance sheet as of December 31, 1995 and 1996 and combined statements of operations, equity (deficit) and cash flows for each of the two years in the period ended December 31, 1996 and the seven months and seven days ended August 7, 1996 and 1997 are included as Exhibit 7.3. Somomeca was acquired effective January 8, 1998. Somomeca's consolidated balance sheets as of August 31, 1996 and 1997 and December 31, 1997 and consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended August 31, 1997 and the four months ended December 31, 1997 are included as Exhibit 7.2.

         (b)  Pro Forma Financial Information.

         Unaudited pro forma financial statements which reflect the above transactions as well as the acquisition of Gemini Plastic Services, Inc., distribution of Moll LP's investment in Reliance Products, L.P. and the refinancing of a majority of Moll LP's debt are included as Exhibit 7.4.

         (c)  Exhibits

     Exhibit No.       Exhibit
     -----------       -------
         2.1           Agreement and Plan of Distribution, Contribution and
                       Merger dated June 26, 1998.

                                  Exhibit 7.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Moll PlastiCrafters Limited Partnership:

     We have audited the accompanying consolidated balance sheets of MOLL PLASTICRAFTERS LIMITED PARTNERSHIP (A DELAWARE LIMITED PARTNERSHIP) AND SUBSIDIARIES as of December 31, 1996 and 1997, and the related consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moll PlastiCrafters Limited Partnership and Subsidiaries as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Nashville, Tennessee
March 19, 1998

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                            DECEMBER 31,
                                                      ---------------------------    MARCH 31,
                                                          1996           1997           1998
                                                      ------------   ------------   ------------
                                                                                     (UNAUDITED)
                                                           ASSETS
CURRENT ASSETS:
  Cash................................................  $    877,893   $  1,729,061   $  7,140,808
  Accounts receivable, net of reserves for doubtful
     accounts of $561,000, $579,000, and $930,000
     respectively.....................................     8,787,703     22,483,782     53,369,599
   Inventories, net...................................    10,541,739     15,579,655     24,621,674
   Deposits on tooling................................     2,720,730      6,877,297      7,767,926
   Equipment held for sale............................            --        416,700             --
   Other current assets...............................       565,363        392,357      2,877,548
                                                          ------------   ------------   ------------
           Total current assets.......................    23,493,428     47,478,852     95,777,555
                                                          ------------   ------------   ------------
PROPERTY, PLANT AND EQUIPMENT:
   Land...............................................       377,242      1,624,443      1,977,443
   Buildings..........................................     7,293,782      9,512,209     15,721,994
   Machinery and equipment............................    34,265,843     37,732,863     60,576,565
   Less: accumulated depreciation.....................   (12,950,756)   (13,451,227)   (15,548,145)
                                                         ------------   ------------   ------------
      Property, plant and equipment, net..............    28,986,111     35,418,288     62,727,857
                                                         ------------   ------------   ------------
RECEIVABLE FROM AFFILIATES............................       390,000        464,451        462,646
                                                         ------------   ------------   ------------
INTANGIBLE AND OTHER ASSETS, NET......................     1,031,256      3,562,964     13,444,984
                                                         ------------   ------------   ------------
           Total assets...............................  $ 53,900,795   $ 86,924,555   $172,413,042
                                                         ============   ============   ============
                                                 LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
   Checks drawn in excess of cash on deposit..........  $    644,864   $    143,272   $  1,507,268
   Customer deposits on tooling.......................     3,141,118      7,411,548      8,078,415
   Short-term borrowings..............................            --             --     23,726,000
   Current portion of long-term obligations...........     6,026,626      5,059,450     10,275,742
   Accounts payable...................................     4,231,673     16,587,519     32,411,988
   Accrued liabilities................................     3,976,622      5,505,943     11,304,203
   Due to affiliate...................................            --             --        260,574
                                                        ------------   ------------   ------------
           Total current liabilities..................    18,020,903     34,707,732     87,564,190
                                                        ------------   ------------   ------------
LONG-TERM OBLIGATIONS, NET OF CURRENT PORTION.........    27,614,197     42,872,953     73,986,638
                                                        ------------   ------------   ------------
DEFERRED INCOME TAXES.................................            --         10,377      3,175,593
                                                        ------------   ------------   ------------
DEFERRED GAIN.........................................            --      1,157,358      1,092,459
                                                        ------------   ------------   ------------
COMMITMENTS AND CONTINGENCIES.........................            --             --             --
MINORITY INTEREST.....................................     1,849,755      2,212,675      2,449,561
                                                        ------------   ------------   ------------
PARTNERS' CAPITAL:
  General partner.....................................     1,026,260        648,632        171,373
  Limited partners....................................     5,389,680      5,314,828      3,973,228
                                                        ------------   ------------   ------------
           Total partners' capital....................     6,415,940      5,963,460      4,144,601
                                                        ------------   ------------   ------------
           Total liabilities and partners'
            capital...................................  $ 53,900,795   $ 86,924,555   $172,413,042
                                                        ============   ============   ============


The accompanying notes are an integral part of these consolidated balance sheets.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                                         THREE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                    MARCH 31,
                                            ----------------------------------------   -------------------------
                                               1995          1996           1997          1997          1998
                                            -----------   -----------   ------------   -----------   -----------
                                                                                       (UNAUDITED)   (UNAUDITED)

NET SALES.................................  $90,875,746   $89,463,883   $116,947,000   $25,632,292   $60,105,303
COST OF SALES.............................   73,909,450    72,961,380     97,086,199    20,075,328    50,738,439
                                            -----------   -----------   ------------   -----------   -----------
   Gross profit...........................   16,966,296    16,502,503     19,860,801     5,556,964     9,366,864
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES................................    8,300,503     7,189,649     10,757,773     2,461,638     4,816,651

TOOLING INCOME, NET.......................   (1,716,091)     (706,947)    (1,911,871)     (360,434)     (388,119)
MANAGEMENT AND CONSULTING FEE TO RELATED
  PARTIES.................................    1,363,135     1,446,143      1,652,933       401,977       770,681
LOSS INCURRED ON CLOSURE OF FACILITY......           --            --      1,176,172            --            --
                                            -----------   -----------   ------------   -----------   -----------
   Operating income.......................    9,018,749     8,573,658      8,185,794     3,053,783     4,167,651
INTEREST EXPENSE, NET.....................    2,413,607     2,518,005      3,405,386       675,840     2,336,695
OTHER (INCOME) EXPENSE....................      119,727        50,307       (299,338)     (110,553)      144,395
MINORITY INTEREST IN INCOME (LOSS) OF
  SUBSIDIARY..............................           --       (31,224)       434,555       319,083       236,912
                                            -----------   -----------   ------------   -----------   -----------
INCOME BEFORE TAXES AND EXTRAORDINARY
  ITEM....................................    6,485,415     6,036,570      4,645,191     2,169,413     1,449,649
                                            -----------   -----------   ------------   -----------   -----------
PROVISION FOR INCOME TAXES
   Current................................           --            --         72,279            --            --
   Deferred...............................           --            --         10,343            --        92,411
                                            -----------   -----------   ------------   -----------   -----------
                                                     --            --         82,622            --        92,411
                                            -----------   -----------   ------------   -----------   -----------
INCOME BEFORE EXTRAORDINARY ITEM..........    6,485,415     6,036,570      4,562,569     2,169,413     1,357,238
EXTRAORDINARY ITEM LOSS ON EARLY
  EXTINGUISHMENT OF DEBT..................           --            --             --            --       736,000
                                            -----------   -----------   ------------   -----------   -----------
NET INCOME................................  $ 6,485,415   $ 6,036,570   $  4,562,569   $ 2,169,413   $   621,238
                                            ===========   ===========   ============   ===========   ===========


The accompanying notes are an integral part of these consolidated financial statements.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL



                                                  GENERAL PARTNER    LIMITED PARTNERS       TOTAL
                                                   ---------------    ----------------    ------------
BALANCE, DECEMBER 31, 1994.......................     $2,105,043         $10,609,508       $12,714,551
   Net income....................................      1,755,001           4,730,414         6,485,415
   Distributions.................................     (3,773,869)        (12,537,593)      (16,311,462)
                                                     -----------        ------------      ------------
BALANCE, DECEMBER 31, 1995.......................         86,175           2,802,329         2,888,504
                                                     -----------        ------------      ------------
   Net income....................................      1,671,224           4,365,346         6,036,570
   Distributions.................................       (731,139)         (1,777,995)       (2,509,134)
                                                     -----------        ------------      ------------
BALANCE, DECEMBER 31, 1996.......................      1,026,260           5,389,680         6,415,940
                                                     -----------        ------------      ------------
   Net income....................................      1,263,831           3,298,738         4,562,569
   Distributions.................................     (1,641,975)         (3,375,570)       (5,017,545)
   Translation adjustment........................            516               1,980             2,496
                                                     -----------        ------------      ------------
BALANCE, DECEMBER 31, 1997.......................    $   648,632        $  5,314,828      $  5,963,460
                                                     ===========        ============      ============


The accompanying notes are an integral part of these consolidated financial statements.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                         THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                     MARCH 31,
                                         ------------------------------------------   --------------------------
                                             1995           1996           1997          1997           1998
                                         ------------   ------------   ------------   -----------   ------------
                                                                                      (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................  $  6,485,415   $  6,036,570   $  4,562,569   $ 2,169,413   $    621,238
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization.....     4,417,590      4,148,148      5,399,573     1,233,979      2,138,864
    Write-off of investment in
      affiliate.......................       300,000             --             --            --             --
    (Gain) loss on disposal of fixed
      assets..........................       119,727         50,307        (35,661)           --          5,168
    Accrued loss on closure of
      facility........................            --             --      1,060,604            --             --
    Deferred income taxes.............            --             --         10,343            --         91,000
    Minority interest in subsidiary
      income (loss)...................            --        (31,224)       434,555       319,083        236,912
    Changes in assets and liabilities,
      net of assets purchased:
      Accounts receivable.............    (1,318,658)     3,300,726     (8,347,044)   (3,326,100)     2,868,909
      Receivable from affiliates......      (390,000)            --        (74,451)           --             --
      Inventories.....................      (350,539)       672,096        527,008      (925,373)    (1,532,483)
      Other current assets............      (781,941)       938,771        181,065      (396,776)      (557,434)
      Deposits on tooling.............    (3,245,354)     3,830,300      1,095,033      (553,375)      (920,461)
      Other assets....................            --       (251,035)      (359,124)       61,460       (915,557)
      Accounts payable................      (924,669)    (2,559,947)     3,805,343       868,396     (1,965,532)
      Accrued liabilities.............     1,535,307     (1,268,403)        84,746      (223,993)    (3,034,484)
      Customer deposits on tooling....     3,894,672     (4,066,305)    (2,337,203)      747,748        679,787
      Checks drawn in excess of cash
         on deposit...................       (32,370)         2,261       (501,592)       (2,796)     1,363,996
                                         ------------   ------------   ------------   -----------   ------------
         Total adjustments............     3,223,765      4,765,695       (943,195)   (2,197,747)    (1,541,315)
                                         ------------   ------------   ------------   -----------   ------------
      Net cash provided by (used in)
         operating activities.........     9,709,180     10,802,265      5,505,764       (28,334)      (920,077)
                                         ------------   ------------   ------------   -----------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................    (2,775,589)    (1,387,297)    (6,561,692)     (334,786)    (3,204,345)
  Proceeds on disposal of fixed
    assets............................       222,947         57,765        267,530       100,269        416,700
  Due from Lawson Mardon Packaging,
    Inc. .............................            --       (110,609)       110,609            --             --
  Purchase of assets of the Reliance
    division of Lawson Mardon
    Packaging, Inc. ..................            --    (10,151,754)            --            --             --
  Purchase of Hanning.................            --             --     (7,181,785)           --             --
  Purchase of Somomeca, net of cash
    received..........................            --             --       (850,000)           --    (11,737,470)
                                         ------------   ------------   ------------   -----------   ------------
  Net cash used in investing
         activities...................    (2,552,642)   (11,591,895)   (14,215,338)     (234,517)   (14,525,115)
                                         ------------   ------------   ------------   -----------   ------------

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)


                                                                                         THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                     MARCH 31,
                                         ------------------------------------------   --------------------------
                                             1995           1996           1997          1997           1998
                                         ------------   ------------   ------------   -----------   ------------
                                                                                      (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from (payments on)
    revolving loan facility............  $ (1,388,269)  $    200,375   $ 10,170,694   $   730,152   $ (9,802,543)
  Proceeds from issuance of long-term
    obligations........................    14,267,877      9,597,130     12,513,382       729,567     56,308,024
  Principal payments on long-term
    obligations........................    (3,540,330)    (7,581,902)    (7,168,396)   (1,297,297)   (23,737,022)
  Distributions........................   (16,311,462)    (2,509,134)    (5,017,545)      (38,288)    (1,859,121)
  Financing costs......................            --       (251,032)      (842,705)           --             --
  Minority partner contributions to
    Reliance...........................            --      1,880,979             --            --             --
  Distributions to minority partners
    of Reliance........................            --             --        (60,760)           --             --
                                        ------------   ------------   ------------   -----------   ------------
       Net cash provided by (used in)
         financing activities..........    (6,972,184)     1,336,416      9,594,670       124,134     20,909,338
                                         ------------   ------------   ------------   -----------   ------------
 EFFECT OF EXCHANGE RATE CHANGES IN
  CASH.................................            --             --        (33,928)      (11,109)       (52,399)
                                         ------------   ------------   ------------   -----------   ------------
 NET CHANGE IN CASH....................       184,354        546,786        851,168      (149,826)     5,411,747
                                         ------------   ------------   ------------   -----------   ------------
 BALANCE AT BEGINNING OF PERIOD........       146,753        331,107        877,893       877,893      1,729,061
                                         ------------   ------------   ------------   -----------   ------------
 BALANCE AT END OF PERIOD..............  $    331,107   $    877,893   $  1,729,061   $   728,067   $  7,140,808
                                         ============   ============   ============   ===========   ============
 SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest...............  $  2,225,115   $  2,822,910   $  3,414,407   $   644,112   $  1,446,297
                                         ============   ============   ============   ===========   ============
  Cash paid for income taxes...........  $         --   $         --   $     21,590   $        --   $         --
                                         ============   ============   ============   ===========   ============


Non-cash transaction:

     During 1997, the Partnership incurred a payable to the former owners of Hanning of $1,500,000 for the purchase of Hanning.

     During 1997, the Partnership terminated a capital lease which resulted in a reduction of debt by $2,503,226 and reduction of fixed assets by $1,205,254.

The accompanying notes are an integral part of these consolidated financial statements.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

     Moll PlastiCrafters Limited Partnership ("Moll" or the "Partnership") was formed in July 1991 for the purpose of manufacturing and selling injection molded plastic parts. Under the partnership agreement, the partnership is scheduled to terminate on December 31, 2012. Moll operates manufacturing facilities in the United States, Canada, Germany and the United Kingdom.

     At December 31, 1997, Moll maintained investments in three wholly-owned subsidiaries (Moll Industries, LLC; Moll PlastiCrafters UK, Ltd.; and Moll PlastiCrafters, LLC) as well as a 69% ownership interest in Reliance Products Limited Partnership.

     Moll Industries, LLC ("Industries") was formed on December 30, 1997. At December 31, 1997, Industries contained no operating activities.

     Moll PlastiCrafters UK, Ltd. ("Moll UK") was formed in 1997 and contains the United Kingdom operations of Hanning purchased in 1997 (see Note 3).

     Moll PlastiCrafters, LLC ("Moll Germany") was formed in 1997 and contains the German operations of Hanning purchased in 1997 (see Note 3).

     Reliance Products Limited Partnership ("Reliance") was formed in 1996. Moll owns a 69% limited partnership interest in Reliance through its holdings of Class B partnership units (see Note 3). The minority partners of Reliance contributed $1,880,979 to Reliance upon its formation. Reliance operates a production facility in Canada. The Reliance partnership agreement establishes priorities for allocations of income, as follows: first, to the holders of Class A partnership units until each has received a 19.5% return on its unreturned capital; second, to Moll and the general partner until each has received a 30% return on its unreturned capital contribution; third, to the remaining holders of Class B partnership units until each has received a 30% return on its unreturned capital contribution and fourth, to each of the Class B partnership unit holders in proportion to the number of units held.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Moll and its majority owned subsidiaries (collectively, the "Partnership"). All significant intercompany transactions and balances have been eliminated.

REVENUES AND ACCOUNTS RECEIVABLE

     The Partnership's customers operate primarily in the home appliance, business equipment and electronics industries. The Partnership generally grants credit to customers on an unsecured basis. Revenues from sales are recognized at the time products are shipped.

TOOLING

     The Partnership enters into agreements with its customers to design and produce certain customer owned plastic injection tooling (primarily molds). Monies paid or received by the Partnership in connection with tooling that remains undelivered at the end of an accounting period are included as Deposits on Tooling or Customer Deposits on Tooling, respectively, in the accompanying consolidated balance sheet. At the time of delivery of completed tooling, the excess of revenues over costs incurred are recognized in the accompanying consolidated statements of income as tooling revenue, net.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out (FIFO) method) or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is valued at cost or allocated fair value at time of acquisition. Depreciation is computed using the straight-line and declining balance methods over the estimated useful lives of the assets, which are as follows:


                                                        YEARS
                                                        -----
Buildings and building improvements...................   25
Machinery and equipment...............................  3-10
Furniture and fixtures................................   10
Computer hardware and software........................  3-10
Automobiles...........................................   3

INTANGIBLE ASSETS

     Loan costs are amortized over the term of the related loan using the straight-line method. Organizational costs are amortized over five years using the straight-line method. Covenants not to compete are amortized over the life of the agreements using the straight-line method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Partnership estimates the fair value of financial instruments using quoted or estimated market prices based upon the current interest rate environment and the remaining term to maturity. At December 31, 1997, there were no material differences in the book values of the Partnership's financial instruments and their related fair values.

INCOME TAXES

     As Moll is a partnership, the earnings of Moll, including the earnings of foreign subsidiaries attributable to Moll for United States income tax purposes, are included in the tax returns of its partners. Accordingly, the consolidated financial statements contain no provision for federal or state income taxes related to these earnings.

     Certain of the Partnership's subsidiaries formed in 1997 are taxable entities. The Partnership has accounted for income taxes for these subsidiaries using the liability method which requires recognition of deferred tax assets and liabilities for the expected future consequences of events that have been included in the financial statements or income tax returns.

     The Partnership's taxable subsidiaries have no significant differences between its financial reporting and tax basis except for its property, plant and equipment, for which a deferred tax liability has been reflected in the accompanying consolidated balance sheet. The Partnership's taxable subsidiaries incurred current foreign income tax expense of $72,279 in 1997.

PARTNER'S CAPITAL

     The income of the Partnership is allocated to the partners based on their respective ownership percentages. Amounts classified as partners' capital are subject to distribution at the discretion of the partners; however, the amount of distributions is subject to limitations under certain of the Partnerships' debt agreements (See Note 6).

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of the Partnership's foreign subsidiaries are translated to U.S. dollars at current exchange rates, while revenues and expenses are translated at the average exchange rate prevailing during the period. Translation adjustments are recorded as a component of partners' capital.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCRUED CLAIMS AND LITIGATION

     The Partnership is partially self-insured for claims arising from public liability, property damage, workers' compensation, and employee health benefits. Excess insurance coverage is maintained for per-incident and cumulative liability losses for these risks in amounts management considers adequate. Amounts are accrued currently for the estimated cost of claims incurred, including related expenses. Management considers the accrued liabilities for unsettled claims to be adequate; however, there is no assurance that the amounts accrued will not vary from the ultimate amounts incurred upon final disposition of all outstanding claims. As a result, periodic adjustments to the reserves will be made as events occur which indicate that changes are necessary.

LONG-LIVED ASSETS

     When factors are present which indicate the cost of assets may not be recovered, the Partnership evaluates the realizability of its long-lived assets, based upon the anticipated future cash flows generated by the asset.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the 1997 presentation.

INTERIM FINANCIAL STATEMENTS

     The unaudited financial statements have been prepared on a basis consistent with the audited financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments necessary to present fairly the financial position as of March 31, 1998 and the results of operations and cash flows for the three months ended March 31, 1997 and 1998.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Statement is effective for fiscal years beginning after December 15, 1997. The Partnership is evaluating SFAS No. 131 to determine the impact, if any, on its reporting and disclosure requirements.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. The Statement establishes standards for reporting comprehensive income and its components in a full set of financial statements. The Statement is effective for fiscal years beginning after December 15, 1997. The Partnership currently reports one-item in partners' capital that would be classified as other comprehensive income.

3.  ACQUISITIONS

RELIANCE

     Effective December 12, 1996, Reliance purchased the net assets of the Reliance Division of Lawson Mardon Packaging, Inc. for cash of $10,151,754, whose operations are located in Canada. The transaction has been accounted for by the purchase method with the purchase price allocated based on the fair values of the assets purchased and liabilities assumed, as follows:


         Accounts receivable.........................................  $ 2,153,935
         Inventories.................................................    2,823,970
         Prepaid expenses............................................       68,495
         Equipment...................................................    7,255,970
         Liabilities assumed.........................................   (2,150,616)
                                                                       -----------
                                                                       $10,151,754
                                                                       ===========

HANNING

     Effective August 8, 1997, Moll acquired a group of companies that had previously been under common ownership ("Hanning"). The companies acquired, the type of acquisition and the country of operations are as follows:



                                                       TYPE OF             COUNTRY OF
                    COMPANY                          ACQUISITION           OPERATIONS
                    -------                      --------------------    --------------
Hanning Corporation............................  Assets                  United States
Hanning-Kunststoffe Beteilingungs-GmbH.........  Stock                   Germany
Hanning-Kunststoffe GmbH & Co. ................  Partnership Interest    Germany
Hanning Plastics, Ltd. ........................  Assets                  United Kingdom
Hanning Property Associates....................  Assets                  United States
PB Hanning GmbH & Co. .........................  Stock                   Germany
PB Hanning GmbH & Co. Handelsgesellschaft......  Partnership Interest    Germany


     Moll paid $7,582,000 in cash and agreed to pay the sellers $1,500,000 over four years. Additionally, Moll incurred expenses totaling approximately $1,400,000 in connection with this acquisition. The purchase price is subject to adjustment based on an evaluation of the assets purchased and liabilities assumed which is currently in process. However, the purchase price, excluding expenses, may not exceed $10,000,000.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The acquisition was accounted for using the purchase method of accounting. The purchase price has been allocated to the assets acquired (net of $1,800,000 of assets which were distributed to partners of Moll) and liabilities assumed based on information currently available as to their fair values as follows:

         Accounts receivable.........................................  $ 5,369,000
         Inventories.................................................    5,790,000
         Deposits on tooling.........................................    5,177,000
         Prepaid expenses............................................      140,000
         Property, plant and equipment...............................   11,180,000
         Other assets................................................       21,000
         Accounts payable............................................   (6,343,000)
         Accrued liabilities and other current liabilities...........   (2,270,000)
         Customer deposits on tooling................................   (6,536,000)
         Noncurrent liabilities......................................   (3,846,000)
                                                                        -----------
                                                                        $8,682,000
                                                                        ===========


     An evaluation of the acquired assets and liabilities is in progress. Upon completion of the evaluation, net additions or reductions, if any, in the fair values currently assigned will be credited or charged against long-term assets.

     The results of operations of Reliance and Hanning have been included in the consolidated financial statements since the effective date of each acquisition. See Note 16 for unaudited pro forma information.

4.  INTANGIBLE AND OTHER ASSETS

     Intangible and other assets of the Partnership at December 31, 1996 and 1997 consist of the following:


                                                                 1996           1997
                                                              -----------    ----------
Covenants not to compete....................................  $ 1,740,678    $1,344,199
Acquisition costs on pending transactions...................           --     1,065,778
Deposit on purchase of Somomeca.............................           --       850,000
Loan costs..................................................      455,060       842,705
Organization costs..........................................      327,108            --
 Other......................................................      226,055       456,513
                                                              -----------    ----------
                                                                2,748,901     4,559,195
   Less: accumulated amortization...........................   (1,717,645)     (996,231)
                                                              -----------    ----------
                                                              $ 1,031,256    $3,562,964
                                                              ===========    ==========



5.  INVENTORIES

     Inventories of the Partnership at December 31, 1996 and 1997 consist of the following:



                                                               1996           1997
                                                            -----------    -----------
Raw materials.............................................  $ 4,696,804    $ 7,718,780
Work-in-progress..........................................      999,307      1,413,502
Finished goods............................................    5,656,377      7,614,110
Less: reserve for excess and obsolete inventory...........     (810,749)    (1,166,737)
                                                             -----------    -----------
                                                             $10,541,739    $15,579,655
                                                             ===========    ===========

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6.  LONG-TERM OBLIGATIONS

     Long-term obligations of the Partnership at December 31, 1996 and 1997 consist of the following:



                                                                                     1996           1997
                                                                                  -----------    -----------
Revolving loan facility with a bank that provided for borrowings up to the lesser of $10,950,000 or the sum of 85% of eligible accounts receivable and
  50% of eligible inventories. Interest was payable monthly at the bank's reference rate plus 0.5% (9.25% at December 31, 1997). This revolving loan
  facility was refinanced on January 8, 1998....................................  $   200,375    $10,720,543

Revolving credit agreement under which the Partnership can obtain up to
  $12,300,000 (Canadian dollars, approximately $8,600,000 U.S. dollars at
  December 31, 1997) in loans. Loans bear interest at either the lender's floating rate plus 0.5% or at a IBOR based rate at the option of the
  Partnership (5.98% at December 31, 1997). The available loan amount decreases
  by approximately $73,000 monthly and expires on December 11, 1999.............    6,448,021      5,809,071

Term note payable to a bank. Interest payable monthly at a
  range of LIBOR plus 2% (7.94% at December 31, 1997) to
  8.75%. This note was refinanced on January 8, 1998. ..........................   20,941,652     24,598,000

Industrial Development Revenue Bonds, payable in annual principal installments of $190,000 to $220,000 through December 1, 1999. Interest is payable
  bi-annually at 8.25% to 8.625%. ..............................................      635,000        440,000

Note payable to former owner of Quality Plastics Company,
  Inc. in annual installments of $448,569 beginning October
  7, 1996 with the remaining balance due October 7, 1999.
  Interest is payable semi-annually at 9%. This note was
  refinanced on January 8, 1998. ...............................................    1,794,228      1,345,708

Payable to former owners of Hanning. The payable is denominated in Deutsche
  Marks. Principle is payable in three equal annual payments beginning August
  1999. Interest is due annually at 8%. ........................................           --      1,500,000

Mortgage payable in monthly installments of $28,486. The
  mortgage expires on December 1, 2012. Interest is payable
  at 8.40%. ....................................................................           --      2,901,884
                                                                                  -----------    -----------
           Total long-term debt.................................................   30,019,276     47,315,206
                                                                                  -----------    -----------

 Capitalized equipment sublease obligation, interest on the
  sublease is 9.5%. The debt was extinguished in June
  1997..........................................................................    2,806,133             --
Other capitalized equipment leases..............................................      815,414        617,197
                                                                                  -----------    -----------
           Total capitalized lease obligations (see Note 7).....................    3,621,547        617,197
                                                                                  -----------    -----------
   Total long-term obligations..................................................   33,640,823     47,932,403
   Less current portion.........................................................   (6,026,626)    (5,059,450)
                                                                                  -----------    -----------
                                                                                  $27,614,197    $42,872,953
                                                                                  ===========    ===========

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The amounts of all long-term obligations, excluding capital leases, to be repaid for the years following December 31, 1997 are as follows:


1998............................................  $ 4,745,504
1999............................................   10,239,904
2000............................................    5,920,511
2001............................................    5,931,032
2002............................................    7,442,473
Thereafter......................................   13,035,782
                                                   -----------
                                                  $47,315,206
                                                   ===========

DEBT REFINANCING

     On January 8, 1997, the Partnership entered into a credit agreement ("Credit Agreement") with a group of lenders ("Lenders"), in which the Lenders agreed to loan the Partnership $60,000,000 in term debt (under two equal tranches) and make available a revolving credit facility of up to $10,000,000, based on the level of eligible accounts receivable and inventory. The debt under the Credit Agreement earns interest at a variable rate depending upon the market rate and certain financial ratios of the Partnership. The effective interest rate would have been approximately 8.25% if the debt had been outstanding at December 31, 1997. Substantially all assets of the Partnership are pledged as collateral on the Credit Agreement.

     Tranche A and the revolving credit facility expire on December 31, 2003. Tranche B expires on December 31, 2005. The term loans require varying, quarterly principal payments beginning in 1998. These requirements have been reflected in the debt maturities included above. Additionally, the Credit Agreement requires prepayment of a portion of the term loans should the Partnership generate a specified level of cash flows as defined in the Credit Agreement. Any outstanding balance under the revolving credit facility is due at expiration.

     The Credit Agreement contains restrictions on the payment of dividends and distributions, transactions with affiliated parties, purchase and sale of fixed assets and limitations on the level of advances that can be made to certain subsidiaries, among others. Additionally, it contains various financial covenants, all of which the Partnership was in compliance with as of December 31, 1997.

     The Partnership had deferred costs of $671,000 at December 31, 1997 related to the previous credit agreement which will be expensed in 1998 in connection with the refinancing.

LEASE RENEGOTIATION

     On June 15, 1997, the Partnership renegotiated an agreement for the lease of equipment. The terms of the original agreement required the lease to be accounted for as a capital lease. However, the terms of the new agreement result in the lease being accounted for as an operating lease. At the date of the renegotiation, the difference between the net book value of the assets and the related debt under the capital lease, $1,297,972, was reflected as a deferred gain in the accompanying consolidated balance sheets at December 31, 1997.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7.  LEASE COMMITMENTS

     The aggregate future minimum fixed lease obligations for the Partnership as of December 31, 1997, are as follows:


                                                           CAPITAL LEASES -    OPERATING
                                                               EQUIPMENT          LEASES
                                                            ----------------    ----------
1998.....................................................      $362,732        $3,243,318
1999.....................................................       269,916         2,043,698
2000.....................................................        34,498         1,680,386
2001.....................................................        14,476         1,450,466
2002.....................................................         4,557           552,571
Thereafter...............................................            --            66,201
                                                                --------        ----------
Total minimum lease payments.............................       686,179        $9,036,640
                                                                                ==========
Less amounts representing interest.......................        68,982
                                                                --------
Present value of minimum capital lease payments..........      $617,197
                                                                ========



     Total rent expense for the Partnership's operating leases was approximately $1,375,000, $1,780,000 and $2,835,000 for 1995, 1996 and 1997, respectively.

8.  RETIREMENT PLANS

     The Partnership maintains profit-sharing plans covering substantially all employees in the United States and Canada meeting the service requirements defined in the plan. Under the provisions of the plans, employees may contribute from 2% to 15% of their wages. The Partnership may make matching contributions equal to a discretionary percentage, to be determined by the Partnership. Matching contributions are subject to certain vesting requirements. The Partnership contributed approximately $143,000, $165,000 and $233,000 to the plans in 1995, 1996 and 1997, respectively.

9.  RELATED PARTIES

     At December 31, 1997, the Partnership has a note receivable of $390,000 from an individual with ownership interest in certain partners of Moll. The note is payable in three equal annual installments beginning February 1, 1998 and bears interest at 9%.

     The Partnership pays management fees to certain related companies which are limited in amount under the Partnership's debt agreements. Management fee expense was approximately $1,363,000, $1,346,000 and $1,553,000 for 1995, 1996
and 1997, respectively. Of this amount, approximately $150,000 was recorded as an accrued liability at December 31, 1997.

     Under the terms of Moll's Partnership Agreement, effective September 1995, Moll committed to pay consultant fees to a partner as defined in the Partnership Agreement not to exceed $100,000 per year. The arrangement was for two years and terminated in September 1997. Payments made in 1996 and 1997 were $100,000 per year.

     The Partnership leases land and buildings in Germany from an entity owned by certain partners of the Partnership. The lease expires on August 7, 1998, contains three automatic one year extensions and accrues rent at a rate of 790,000 Deutsche Marks ($439,000 per year based on the December 31, 1997 exchange rate). Payment of the accrued rent is subject to restrictions as defined in the Credit Agreement (see Note 6). The Partnership recognized rent expense of $176,000 in 1997, which is included in accounts payable at December 31, 1997.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10.  FACILITY CLOSURE

     In September 1997, the Partnership closed its El Paso facility. The expenses incurred in closing the facility are reflected as "Loss Incurred on Closure of Facility" in the accompanying consolidated statements of income. Liabilities and reserves of $1,061,000 are included in the accompanying December 31, 1997 consolidated balance sheet for anticipated future expenditures and losses related to the closure. Equipment from the El Paso facility that was disposed of in February 1998 is included in the accompanying consolidated balance sheets as "Equipment Held for Sale" at its net realized value.

11.  MAJOR CUSTOMERS

     Two customers accounted for approximately 46%, 50% and 45% of the Partnership's net sales in 1995, 1996 and 1997, respectively. In addition, approximately 49% and 61% of the Partnership's total accounts receivable at December 31, 1996 and 1997 were from these customers. Management believes the credit risk associated with these customers is minimal.

12.  CONTINGENCIES

     The Partnership is a party to various lawsuits and claims in the normal course of business. While the outcome of the lawsuits and claims against the Partnership cannot be predicted with certainty, management believes that the ultimate resolution of the matters will not have a material effect on the financial position or results of operations of the Partnership.

13.  SEGMENT INFORMATION

     The Partnership operates in one industry segment. The following table presents sales and other financial information by geographic region for the years ended December 31, 1995, 1996 and 1997.



                                                1995           1996            1997
                                              -----------    -----------    ------------
Net sales:
  United States............................  $90,875,746    $89,035,929    $ 87,584,479
  Canada...................................           --        427,954      17,383,250
  Europe...................................           --             --      11,979,271
                                              -----------    -----------    ------------
          Total net sales..................  $90,875,746    $89,463,883    $116,947,000
                                              ===========    ===========    ============
 Operating income:
  United States............................  $ 9,018,749    $ 8,626,800    $  8,306,464
  Canada...................................           --        (53,142)      1,551,115
  Europe...................................           --             --      (1,671,785)
                                              -----------    -----------    ------------
          Total operating income...........  $ 9,018,749    $ 8,573,658    $  8,185,794
                                              ===========    ===========    ============
 Identifiable assets:
  United States............................  $51,287,835    $41,502,714    $ 60,529,356
  Canada...................................           --     12,590,288      12,353,975
  Europe...................................           --             --      15,146,654
  Eliminations.............................           --       (192,207)     (1,105,430)
                                              -----------    -----------    ------------
          Total assets.....................  $51,287,835    $53,900,795    $ 86,924,555
                                              ===========    ===========    ============


            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                                                 1995           1996            1997
                                              -----------    -----------    ------------
Depreciation and amortization:
  United States............................  $ 4,417,590    $ 4,087,803    $  3,819,324
  Canada...................................           --         60,345       1,158,082
  Europe...................................           --             --         422,167
                                              -----------    -----------    ------------
          Total............................  $ 4,417,590    $ 4,148,148    $  5,399,573
                                              ===========    ===========    ============
 Capital expenditures:
  United States............................  $ 2,775,589    $ 1,387,297    $  5,965,381
  Canada...................................           --             --         531,633
  Europe...................................           --             --          64,678
                                              -----------    -----------    ------------
          Total............................  $ 2,775,589    $ 1,387,297    $  6,561,692
                                              ===========    ===========    ============



14.  SOMOMECA ACQUISITION

     Effective January 8, 1998, Industries, through its subsidiaries, purchased 100% of the outstanding shares of Somomeca Industries S.A.R.L. ("Somomeca"). Somomeca's operations are located primarily in France. Somomeca incurred a net loss before taxes of $363,000 on revenues of $84,926,000 in their fiscal year ended August 31, 1997. The Partnership paid $12,587,000 net of cash received and assumed $68,377,000 of liabilities in the acquisition. The stock purchase agreement allows for a reduction of the purchase price if the stockholders' equity of Somomeca at the closing date is less than the similar amount on February 28, 1997. An evaluation of the stockholders' equity at the closing date is currently in process. Additionally, the stock purchase agreement requires the payment of additional consideration of up to 13,000,000 French Franc ($2,135,000 at December 31, 1997 exchange rates) should Somomeca achieve specified operating results for the twelve months ending August 31, 1998. See Note 15 for unaudited pro forma information.

     As discussed in Note 1, during 1997 and at December 31, 1997, Industries did not contain any assets, liabilities, or operations. In the future, the members of Industries, excluding Moll, are entitled to all distributions made by Industries which are attributable to a) any distribution received by Industries from any direct or indirect subsidiary organized under the laws of France (the "French Companies") and b) proceeds from the sale or other disposition of the equity interests in any of the French Companies.

     Secondly, a member of Industries is entitled to a distribution equal to 5% of the debt service paid to Industries by the French Companies on the initial acquisition loan (agreed to be $13,000,000). However, no amount shall be paid unless the manager of Industries concludes that the liquidation of Industries would result in aggregate distributions to Moll that are in excess of the acquisition debt amount.

     Thirdly, a member of Industries is entitled to a distribution if indebtedness of the French Companies to Industries exceeds $40 million. The amount of the distribution equals 5% of the debt service on the indebtedness in excess of $40 million.

     Moll is entitled to all other distributions of Industries.

15.  SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES

     The following reflects the summarized combined financial data of Moll PlastiCrafters GmbH and Moll Industries UK, Limited (formerly companies in the Hanning Companies) and Moll Plastics SARL (formerly Somomeca Industries) since the date of their acquisition by the Company (See Notes 3 and 16). These companies and all of their subsidiaries have guaranteed the $100,000,000 of 11-3/4% Senior Notes due 2004, issued by Anchor (See Note 16) and represent all of the subsidiaries of the Company for the periods presented.

            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Statement of Income Data:


                                                             YEAR ENDED      THREE MONTHS
                                                            DECEMBER 31,        ENDED
                                                                1997        MARCH 31, 1998
                                                            ------------    --------------
                                                                             (UNAUDITED)
Net sales..............................................    $11,979,000      $29,814,000
Gross margin...........................................       (740,000)       3,048,000
Income (loss) from operations..........................     (1,671,000)         980,000
Net loss...............................................     (1,607,000)        (628,000)




     Balance Sheet Data:



                                                            DECEMBER 31,
                                                                1997        MARCH 31, 1998
                                                            ------------    --------------
                                                                            (UNAUDITED)
Current assets.........................................    $ 9,528,000      $ 50,921,000
Total assets...........................................     17,591,000       115,574,000
Current liabilities....................................     19,054,000       109,158,000
Total liabilities......................................     19,089,000       118,210,000
Partners deficit.......................................     (1,498,000)       (2,636,000)



16.  SUBSEQUENT EVENT AND PRO FORMA INFORMATION (UNAUDITED)

     Effective June 26, 1998, the Partnership completed a series of transactions as follows:

          (i) the distribution by the Partnership of its 69% Class B limited partnership interest in Reliance to certain of Moll's limited partners,

          (ii) the merger of Moll into Anchor Advanced Products, Inc. ("Anchor") in exchange for common shares of AMM Holdings, Inc. ("Holdings"--Anchor's parent), to form Moll Industries, Inc.,

          (iii) the issuance by Moll Industries, Inc. of $130,000,000 Senior Subordinated Notes,

          (iv) the acquisition of Gemini Plastic Services, Inc. by Moll Industries, Inc., and

          (v) a capital contribution by AMM Holdings Inc. into Moll Industries, Inc. of $2,000,000.

     The following unaudited statement of income data gives effect to these transactions as well as the acquisitions of Reliance, Hanning, and Somomeca as if they had occurred at the beginning of the respective periods.


                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                                1996              1997
                                                           --------------    --------------
Net sales...............................................   $421,683,000      $414,630,000
                                                            ------------      ------------
Operating income........................................   $ 30,538,000      $ 30,458,000
                                                            ------------      ------------
Income before taxes and extraordinary item..............   $  3,668,000      $  4,321,000
                                                            ------------      ------------


            MOLL PLASTICRAFTERS LIMITED PARTNERSHIP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The following unaudited balance sheet information gives effect to the transactions as if they had occurred on March 31, 1998.


Current assets..............................................    $156,174,000
                                                                 ------------
Total assets................................................    $329,817,000
                                                                 ------------
Current liabilities.........................................    $ 69,655,000
                                                                 ------------
Total liabilities...........................................    $329,623,000
                                                                 ------------
Stockholders' equity........................................    $    194,000
                                                                 ------------

                                  Exhibit 7.2


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Somomeca Industries:

     We have audited the accompanying consolidated balance sheets of SOMOMECA INDUSTRIES (a French corporation) and subsidiaries as of December 31, 1997 and as of August 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the four month period ended December 31, 1997 and for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SOMOMECA INDUSTRIES and subsidiaries as of December 31, 1997 and as of August 31, 1997 and 1996, and the results of their operations and their cash flows for the four month period ended December 31, 1997 and for each of the three years in the period ended August 31, 1997, in conformity with generally accepted accounting principles in the United States.

                          BARBIER, FRINAULT & ASSOCIES
Member Firm of Andersen Worldwide
February 17, 1998
Paris, France

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS OF US DOLLARS -- NOTE 2)


                                                            AUGUST 31,    AUGUST 31,    DECEMBER 31,
                                                                1996          1997           1997
                                                             ----------    ----------    ------------
                                                               ASSETS
CURRENT ASSETS
  Cash and cash equivalents...............................   $   851       $   804        $   428
Trade receivables, net of allowance of $91, $213 and
     $104 respectively....................................    21,223        25,752         26,623
  Other receivables.......................................     1,235         1,667          1,193
  Inventories.............................................     8,976         7,862          7,806
  Prepaid expenses........................................     1,030           502            730
  Deferred tax assets.....................................       684           828            617
                                                              -------       -------        -------

           Total current assets...........................    33,999        37,415         37,397
                                                              -------       -------        -------
PROPERTY, PLANT AND EQUIPMENT, NET........................    23,676        21,304         22,438
                                                              -------       -------        -------
OTHER ASSETS..............................................     7,204         5,928          6,029
                                                              -------       -------        -------
           Total assets...................................   $64,879       $64,647        $65,864
                                                              =======       =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Revolving lines of credit...............................   $ 9,111       $17,841        $16,005
  Current portion of long-term obligations................     5,110         4,328          4,026
  Accounts payable........................................    17,764        16,459         18,221
  Accrued liabilities.....................................     9,922         7,121          7,778
                                                              -------       -------        -------
           Total current liabilities......................    41,907        45,749         46,030
                                                              -------       -------        -------
DEFERRED INCOME TAXES.....................................     1,192         1,046          1,399
                                                              -------       -------        -------
LONG-TERM OBLIGATIONS, NET OF CURRENT PORTION.............    13,286        11,349         10,523
                                                              -------       -------        -------
MINORITY INTEREST.........................................     2,065         1,430          1,513
                                                              -------       -------        -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock (par value of $9.89; 500,000 shares
     authorized and outstanding)..........................     4,943         4,943          4,943
  Additional paid-in capital..............................     1,848         1,848          1,848
  Retained earnings (deficit).............................      (614)         (775)           352
  Accumulated foreign currency translation adjustment.....       252          (943)          (744)
                                                              -------       -------        -------
                  Total stockholders' equity.................  6,429         5,073          6,399
                                                              -------       -------        -------
          Total liabilities and stockholders' equity......   $64,879       $64,647        $65,864
                                                              =======       =======        =======


   The accompanying notes are an integral part of these financial statements.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS OF US DOLLARS--NOTE 2)


                                                                                   FOR THE FOUR
                                                   FOR THE YEAR ENDED AUGUST 31,    MONTHS ENDED
                                                   -----------------------------    DECEMBER 31,
                                                    1995       1996       1997          1997
                                                   -------    -------    -------    ------------
NET SALES........................................  $64,533    $81,983    $84,926      $32,414
COST OF SALES....................................   54,747     70,353     75,807       27,506
                                                   -------    -------    -------      -------
       Gross profit..............................    9,786     11,630      9,119        4,908
OPERATING EXPENSES
  Selling and marketing..........................    1,494      1,403      1,690          394
  General and administrative.....................    3,317      4,322      4,853        1,337
  Other income (expense) net.....................     (366)      (121)      (341)         244
                                                   -------    -------    -------      -------
           Total operating expenses..............    5,177      5,846      6,884        1,975
                                                   -------    -------    -------      -------
           Operating income......................    4,609      5,784      2,235        2,933
INTEREST INCOME (EXPENSE)
  Interest income................................      445         37         50            1
  Interest expense...............................   (3,042)    (3,189)    (2,648)        (806)
                                                   -------    -------    -------      -------
           Total interest income (expense).......   (2,597)    (3,152)    (2,598)        (805)
                                                   -------    -------    -------      -------
           Income (loss) before income taxes.....    2,012      2,632       (363)       2,128
INCOME TAX (EXPENSE) BENEFIT
  Current income tax.............................     (679)      (995)       (74)        (373)
  Deferred income tax............................     (301)      (178)       218         (563)
                                                   -------    -------    -------      -------
           Total income tax (expense) benefit....     (980)    (1,173)       144         (936)
                                                   -------    -------    -------      -------
  Income (loss) before minority interest.........    1,032      1,459       (219)       1,192
MINORITY INTEREST................................     (108)      (265)       272          (65)
                                                   -------    -------    -------      -------
NET INCOME.......................................  $   924    $ 1,194    $    53      $ 1,127
                                                   =======    =======    =======      =======


   The accompanying notes are an integral part of these financial statements.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA--NOTE 2)


                                                                            ACCUMULATED
                                                                               FOREIGN
                               COMMON STOCK       ADDITIONAL    RETAINED      CURRENCY          TOTAL
                             -----------------     PAID-IN      EARNINGS     TRANSLATION    STOCKHOLDERS'
                             SHARES     AMOUNT     CAPITAL      (DEFICIT)    ADJUSTMENT        EQUITY
                             -------    ------    ----------    ---------    -----------    -------------
BALANCE
  AUGUST 31, 1994..........  500,000    $4,943      $1,848       $(2,693)      $    --         $ 4,098
Net income.................       --        --          --           924            --             924
Foreign currency
  translation
  adjustment...............       --        --          --            --           348             348
                             -------    ------      ------       -------       -------         -------
BALANCE
  AUGUST 31, 1995..........  500,000     4,943       1,848        (1,769)          348           5,370
Dividends..................       --        --          --           (39)           --             (39)
Net income.................       --        --          --         1,194            --           1,194
Foreign currency
  translation
  adjustment...............       --        --          --            --           (96)            (96)
                             -------    ------      ------       -------       -------         -------
BALANCE
  AUGUST 31, 1996..........  500,000     4,943       1,848          (614)          252           6,429
Dividends..................       --        --          --          (214)           --            (214)
Net income.................       --        --          --            53            --              53
Foreign currency
 translation
 adjustment................       --        --          --            --        (1,195)         (1,195)
                             -------    ------      ------       -------       -------         -------
BALANCE
  AUGUST 31, 1997..........  500,000     4,943       1,848          (775)         (943)          5,073
Net income.................       --        --          --         1,127            --           1,127
Foreign currency
  translation
  adjustment...............       --        --          --            --           199             199
                             -------    ------      ------       -------       -------         -------
BALANCE
  DECEMBER 31, 1997........  500,000    $4,943      $1,848       $   352       $  (744)        $ 6,399
                             =======    ======      ======       =======       =======         =======



   The accompanying notes are an integral part of these financial statements.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (IN THOUSANDS OF US DOLLARS--NOTE 2)


                                                                                   FOR THE FOUR
                                                  FOR THE YEAR ENDED AUGUST 31,     MONTHS ENDED
                                                  ------------------------------    DECEMBER 31,
                                                   1995       1996        1997          1997
                                                 -------    -------    --------    -------------
OPERATING ACTIVITIES
Net income.......................................  $   924    $ 1,194    $     53       $ 1,127
Adjustments to reconcile net income to net cash
  provided by operating activities...............
Depreciation and amortization....................    3,324      5,693       6,386         1,971
Loss (gain) on sale of assets....................      (76)      (244)        (47)           24
Changes in operating assets and liabilities:
  (Increase) decrease in inventories.............      (80)    (3,248)       (603)          346
  (Increase) decrease in trade and other
     receivables.................................   (5,164)    (7,348)    (11,235)          262
  (Increase) decrease in other assets............    2,451     (1,944)          9           248
  Increase (decrease) in accounts payable........     (984)     8,252       2,192         1,180
  Increase (decrease) in other liabilities.......    5,177     (1,550)       (814)          115
  Minority interest..............................      (28)      (135)       (282)           31
                                                    -------    -------    --------       -------
         Net cash provided by (used in) operating
          activities.............................    5,544        670      (4,341)        5,304
                                                    -------    -------    --------       -------
INVESTING ACTIVITIES
Purchase of additional ownership in
  subsidiaries...................................       --       (297)         --            --
Purchase of property, plant and equipment........   (4,115)    (6,956)     (6,117)       (1,771)
Proceeds from sales of property, plant and
  equipment......................................      547      1,728         495            --
                                                    -------    -------    --------       -------
         Net cash used in investing activities.....   (3,568)    (5,525)     (5,622)       (1,771)
                                                    -------    -------    --------       -------
FINANCING ACTIVITIES
Proceeds from (repayment of) short-term
  borrowings.....................................    1,260      6,972      11,566        (2,512)
Repayment of capital lease obligations...........   (4,446)    (3,005)     (3,085)         (824)
Proceeds from issuance of long-term debt.........    2,333      1,656       3,750            --
Repayment of principal of long-term debt.........     (773)      (806)     (1,903)         (637)
Dividends........................................       --        (39)       (214)           --
                                                   -------    -------    --------       -------
         Net cash provided by (used in) financing
          activities.............................   (1,626)     4,778      10,114        (3,973)
                                                   -------    -------    --------       -------
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON
  CASH...........................................       51         17        (198)           64
                                                   -------    -------    --------       -------
NET INCREASE (DECREASE) IN CASH..................      401        (60)        (47)         (376)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.........................................      510        911         851           804
                                                   -------    -------    --------       -------
CASH AND CASH EQUIVALENTS, END OF PERIOD.........  $   911    $   851    $    804       $   428
                                                   =======    =======    ========       =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
Cash paid during the period for:
  Interest.......................................  $ 2,995    $ 3,044    $  2,577       $   769
                                                   -------    -------    --------       -------
  Income taxes...................................  $   374    $ 1,304    $    777       $    --
                                                   =======    =======    ========       =======


   The accompanying notes are an integral part of these financial statements.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA--NOTE 2)

1.  BASIS OF PRESENTATION

     The SOMOMECA INDUSTRIES and subsidiaries (the Company) consolidated financial statements include the following entities:


CONSOLIDATED ENTITIES                 % OWNED    BUSINESS
SOMOMECA INDUSTRIES.................             Holdings
SOMOMECA INDUSTRIES owned
  subsidiaries:
  SAPI (SARL).......................    100      Manufacturing and selling of
                                                  injection molded plastic parts
  SOMOPLAST Lorraine................    100      Manufacturing and selling of
                                                  injection molded plastic parts
  BBI...............................    100      Manufacturing and selling of
                                                  injection molded plastic parts
  SCI Bonnevalaise..................    100      Building ownership
  FINANCIERE SOMOMECA...............     73.7    Holdings
FINANCIERE SOMOMECA owned subsidiaries:
  STAPHANE..........................    100      Manufacturing and selling of molds
                                                  for plastic injection
  SERIM.............................    100      Manufacturing and selling of molds
                                                  for plastic injection and of
                                                  injection molded plastic parts
  SOMOPLAST.........................    100      Manufacturing and selling of
                                                  injection molded plastic parts
  SEMIP.............................    100      Manufacturing and selling of molds
                                                  for plastic injection
  PROMOLDE..........................    100      Manufacturing and selling of molds
                                                  for plastic injection
  SCI TERREAU BRENOT................     95      Building ownership


     The entities listed above were acquired on January 8, 1998 by Moll PlastiCrafters Limited Partnership.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

         Before September 1995, the legal organization of the various companies forming SOMOMECA INDUSTRIES was as follows:

                                                                % OWNED
SAPI
  SAPI owned subsidiaries:
  SCI Bonnevalaise............................................      100
  BBI.........................................................      100
  FINANCIERE SOMOMECA.........................................       16
SCP Staphane
  FINANCIERE SOMOMECA.........................................       52
  FINANCIERE SOMOMECA owned subsidiaries:
  STAPHANE....................................................      100
  SOMOPLAST...................................................      100
  SERIM.......................................................      100
  SEMIP.......................................................      100
  PROMOLDE....................................................      100
  SCI Terreau Brenot..........................................       95

     In September 1995, SAPI and SCP Staphane completed a restructuring which led to the SOMOMECA INDUSTRIES current structure, as follows:

     - SAPI and SCP STAPHANE were merged, to form SOMOMECA INDUSTRIES, holding company owned by two individuals (the Staphane family).

     - The molding activity of SAPI was contributed to a new company, SAPI
(SARL).

     - The number of authorized common shares was set at 500,000, with a par value of $9.89.

     As the previous separate entities and newly formed entity were all under common control, the restructuring has been reflected as if it occurred at September 1, 1994, similar to a pooling of interest.

     As of August 31, 1994, FINANCIERE SOMOMECA was partly directly held by the two individuals. During the year ended August 31, 1995, the shares of FINANCIERE SOMOMECA held by the Staphane family were contributed to the Company. Accordingly, the investment of this family in FINANCIERE SOMOMECA has been reflected in the position of stockholders' equity at August 31, 1994, as the Companies were under common control.

     SOMOPLAST LORRAINE (100% owned by SOMOMECA INDUSTRIES) was incorporated during the year ended August 31, 1996. During the same year, SOMOMECA INDUSTRIES acquired 5.7% of FINANCIERE SOMOMECA shares from CENTREST (a French company).

     SOMOMECA INDUSTRIES and its subsidiaries manufacture and sell molds or injection molded plastic parts to the automotive industry (car manufacturers and equipment suppliers) and to other industries.

     All companies, except PROMOLDE (Portugal), are located in France.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, after elimination of intercompany balances and transactions.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
GOODWILL

     Goodwill, arising from the difference between the investment cost in certain subsidiaries and their net assets value at the date of the acquisition, are being amortized, from the acquisition date, over 20 years. The Company evaluates on a continual basis, the realizability of goodwill using measurements of earnings before amortization, as well as operating cash flows for the respective acquired operations.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation and amortization are provided over the following estimated useful lives, using the straight-line method:


Buildings........................................    20 years
Leasehold improvements...........................  5-10 years
Production equipment.............................   3-7 years
Other equipment..................................  3-10 years

REVENUE RECOGNITION

     Revenue from sales is recognized at the time products are shipped or at the time of the first use for molds sold to certain customers and used for outsourced plastic parts production.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ form those estimates.

INVENTORIES

     Inventories are valued at the lower of cost (using the weighted average cost method) or market.

RETIREMENT INDEMNITIES OBLIGATIONS

     Company personnel are granted payments, defined by law, at the time they retire. The related retirement indemnities obligation has been accrued under the criteria set forth by Statement of Financial Accounting Standards No. 87.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the company to concentrations of credit risk consist principally of cash investments and trade receivables. The Company has cash investment policies that limit investments to short-term low risk instruments.

     With respect to trade receivables, one customer accounted for approximately 17% of SOMOMECA Industries and subsidiaries sales in the four month period ended December 31, 1997 (24% in 1997, 26% in 1996 and 30% in 1995). In addition, approximately 18% of total trade receivables as of December 31, 1997 (28% as of August 31, 1997, and 36% as of August 31, 1996) were from that customer. Management believes the credit risk associated with this customer is minimal.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

FOREIGN CURRENCY TRANSLATION

     The Company's functional currency is the French Franc. In the accompanying financial statements, assets and liabilities are translated into US Dollars at the current exchange rate as of the applicable balance sheet dates. Revenues and expenses are translated at the average exchange rate prevailing during the period. Gains and losses resulting from the translation into US Dollars are reported in a separate component of stockholders' equity.

     The functional currency for the Company's only foreign subsidiary (in Portugal) is its local currency. Accordingly, all the assets and liabilities of the subsidiary are translated into French Francs at the current exchange rate as of the applicable balance sheet date. Revenues and expenses are translated at the average exchange rate prevailing during the period. Gains and losses resulting from the translation of the subsidiary financial statements were insignificant as of December 31, 1997.

INCOME TAXES

     Deferred taxes are provided utilizing the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

3.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:


                                                        AUGUST 31,
                                                    --------------------    DECEMBER 31,
                                                      1996        1997          1997
                                                    --------    --------    ------------
Land.............................................  $    845    $    666      $    690
Buildings and leasehold improvements.............    14,968      11,973        12,403
Production equipment.............................    30,077      30,910        34,122
Other equipment..................................     4,412       3,946         3,863
                                                    --------    --------      --------
Total cost.......................................    50,302      47,495        51,078
Less--accumulated depreciation...................   (26,626)    (26,191)      (28,640)
                                                    --------    --------      --------
                                                   $ 23,676    $ 21,304      $ 22,438
                                                    ========    ========      ========


4.  INVENTORIES

     Inventories include the following:



                                                         AUGUST 31,
                                                      ------------------    DECEMBER 31,
                                                       1996       1997          1997
                                                      -------    -------    ------------
Raw materials......................................  $ 3,350    $ 2,868      $ 3,294
Work in progress...................................    2,571      2,987        2,841
Finished products..................................    3,055      2,007        1,671
                                                      -------    -------      -------
                                                     $ 8,976    $ 7,862      $ 7,806
                                                      =======    =======      =======


                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5.  OTHER ASSETS

     Other assets include the following:


                                                         AUGUST 31,
                                                      ------------------    DECEMBER 31,
                                                       1996       1997          1997
                                                      -------    -------    ------------
Acquisition goodwill...............................  $ 8,281    $ 6,753      $ 6,998
 Less--amortization................................   (2,325)    (2,232)      (2,430)
                                                      -------    -------      -------
                                                       5,956      4,521        4,568
Other assets.......................................    1,248      1,407        1,461
                                                      -------    -------      -------
                                                     $ 7,204    $ 5,928      $ 6,029
                                                      =======    =======      =======


6.  REVOLVING LINES OF CREDIT

     Short term financing facilities include the following:


                                                         AUGUST 31,
                                                      ------------------    DECEMBER 31,
                                                       1996       1997          1997
                                                      -------    -------    ------------
Authorized lines of credit.........................  $31,620    $28,274      $29,314
                                                      =======    =======      =======
Outstanding amounts under lines of credit..........  $ 9,111    $17,841      $16,005
                                                      =======    =======      =======
Maximum balances outstanding.......................  $20,751    $20,483      $24,247
                                                      =======    =======      =======
Average balances outstanding.......................  $18,355    $18,710      $20,903
                                                      =======    =======      =======



     Interest rates on these lines of credit are generally based on reference market rates (such as PIBOR 3 month) plus 1.5% (5% at December 31, 1997).

     Lines of credit are secured by substantially all of the Company's assets.

7.  LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following:


                                                         AUGUST 31,
                                                      ------------------    DECEMBER 31,
                                                       1996       1997          1997
                                                     -------    -------    ------------
Long-term borrowings...............................  $ 6,869    $ 7,033      $ 6,093
Capital leases.....................................   11,005      8,126        7,887
Retirement indemnities obligations.................      522        518          569
                                                      -------    -------      -------
                                                      18,396     15,677       14,549
Less--current portion..............................   (5,110)    (4,328)      (4,026)
                                                      -------    -------      -------
                                                     $13,286    $11,349      $10,523
                                                      =======    =======      =======



     Long-term borrowings are secured by substantially all of the Company's assets. These long-term borrowings did not include any individual loan of significant amount for each of the periods.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Interest rates on long-term borrowings and capital leases can be summarized as follows:



                                                             AUGUST 31,
                                                           ------------------    DECEMBER 31,
                               RANGE OF INTEREST RATES      1996       1997          1997
                              -------------------------    -------    -------    ------------
Fixed rate loans:
  Loans..................            6.31% to 12.75%      $ 6,869    $ 7,033      $ 6,093
Capital leases...........            4.68% to 15.35%        8,472      6,441        6,736
Variable rate loans:
  Capital leases.........          TAM to TAM + 1.5%        2,533      1,685        1,151
                                                          -------    -------      -------
                                                          $17,874    $15,159      $13,980
                                                          =======    =======      =======


     Future payments on long-term loans are due as follows:

1998................................................  $2,021
1999................................................   1,767
2000................................................   1,168
2001................................................     767
2002................................................     200
Thereafter..........................................     170
                                                      ------
                                                      $6,093
                                                      ======

     The Company leases certain equipment under capital leases which expire on various dates through 2004. Future payments on capital leases are due as follows:


1998...............................................  $ 2,517
1999...............................................    1,999
2000...............................................    1,381
2001...............................................      834
2002...............................................      663
Thereafter.........................................    2,007
Less amount representing interest..................   (1,514)
                                                     -------
                                                     $ 7,887
                                                     =======

8.  RETIREMENT INDEMNITIES OBLIGATIONS

     The Company maintains defined unfunded retirement indemnity plans which cover substantially all of their employees.

     In order to comply with US GAAP, the Company has applied SFAS No. 87 "Employers' Accounting for Pensions" and SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" as follows:

     - the transition obligation or fund excess has been determined as of September 1, 1994 as being the difference between the liabilities accounted for under prior years' accounting policies and the funded status of the plans resulting from actuarial calculations; the transition obligation or fund excess, as determined at September 1, 1994 has been deducted from retained earnings as if the Company had always applied SFAS No. 87. Amortization of a transition obligation would have led to expenses not significantly different from what has been accounted for;

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     - the actuarial method used is the projected unit credit method. However, when the benefit formulas attribute more benefits to senior employees or when the plans are integrated with social security systems or multi employer plans, the Company has elected to apply the projected unit credit service pro-rata method to avoid delayed recognition of pension costs.

     The status of pension plans determined in accordance with U.S. GAAP is as follows:



                                                           AUGUST 31,
                                                           ------------    DECEMBER 31,
                                                           1996    1997        1997
                                                           ----    ----    ------------
Actuarial present value of benefit obligations:
  Vested benefit obligation.............................  $ --    $ --        $ --
  Non-vested benefit obligation.........................   393     390         428
                                                           ----    ----        ----
Accumulated benefit obligation..........................   393     390         428
Effect of projected future salary increases.............   129     128         141
                                                           ----    ----        ----
Projected benefit obligation............................  $522    $518        $569
                                                           ====    ====        ====



     The pension liability is included in the accompanying balance sheets as a component of long-term obligations.

     The net periodic pension cost of the Company's retirement indemnity plans, determined in accordance with US GAAP, includes the following components:

                                                                               FOR THE FOUR
                                              FOR THE YEAR ENDED AUGUST 31,     MONTHS ENDED
                                              ------------------------------    DECEMBER 31,
                                               1995        1996        1997         1997
                                              ------      ------      ------    ------------
Service cost...............................   $ 40        $ 46        $ 42         $14
Interest cost on projected benefit
  obligation...............................     38          33          31          10
Net amortization and deferrals.............     23          30          28           9
                                               ----        ----        ----         ---
Net pension cost...........................   $101        $109        $101         $33
                                               ====        ====        ====         ===



     Average assumptions used in accounting for the Company's retirement indemnities obligations under US GAAP are as follows:


                                                             AUGUST 31,
                                                             ------------    DECEMBER 31,
                                                             1996    1997        1997
                                                             ----    ----    ------------
Discount rate.............................................  6.0%    6.0%       6.0%
Rate of increase in compensation levels...................  2.5%    2.0%       2.0%



9.  OPERATING LEASES

     The Company leases certain equipment under operating leases. Rent expense was $261, $290, $155, and $37 for each of the years ended August 31, 1995, 1996 and 1997 and for the four month period ended December 31, 1997 respectively. Future payments on operating leases were due as follows:


1998....................................................  $64
1999....................................................   20
2000....................................................    2
                                                          ---
                                                          $86
                                                          ===

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10.  COMMITMENTS AND CONTINGENCIES

     From time to time the Company is involved in certain legal actions arising in the ordinary course of business. In the opinion of management, the outcome of such actions will not have a material adverse effect on the Company's financial position or results of operations.

11.  INCOME TAXES

     For income tax purposes, SOMOMECA INDUSTRIES and its subsidiaries formed two distinct tax consolidation groups. The (provision) benefit for income taxes consists of the following:



                                                                                FOR THE FOUR
                                               FOR THE YEAR ENDED AUGUST 31,     MONTHS ENDED
                                               ------------------------------    DECEMBER 31,
                                                1995        1996        1997         1997
                                              -------    ---------    ------    ------------
Current income tax..........................   $(679)     $  (995)     $(74)       $(373)
Deferred income tax.........................    (301)        (178)      218         (563)
                                                -----      -------      ----        -----
Total (provision) benefit...................   $(980)     $(1,173)     $144        $(936)
                                                =====      =======      ====        =====


     The reconciliation of the statutory income tax rate to the Company's effective income tax rate is as follows:



                                                    FOR THE YEAR ENDED     FOR THE FOUR
                                                         AUGUST 31,         MONTHS ENDED
                                                    --------------------    DECEMBER 31,
                                                    1995    1996    1997        1997
                                                    ----    ----    ----    ------------
Statutory income tax rate........................  33.3%   36.6%   36.6%       41.6%
Non-deductible expenses..........................  15.4%    7.5%    3.1%        1.3%
Effect of the variation of statutory income tax
  rate...........................................    --     0.4%      --        2.0%
                                                    ----    ----    ----       -----
                                                   48.7%   44.5%   39.7%      44.9%
                                                    ====    ====    ====       =====


                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The components of the deferred tax asset (liability) consisted of the following:

                                                         AUGUST 31,
                                                      ------------------    DECEMBER 31,
                                                       1996       1997          1997
                                                      -------    -------    ------------
Current deferred tax asset
Temporary timing differences........................  $   279    $   221      $   310
Other temporary differences between tax reporting
  and US GAAP financial reporting:
   --inventory pricing..............................      171        337          139
   --reserve for doubtful accounts..................       33         78           43
   --subsidies income recognition...................       59         89           --
   --other, net.....................................      142        103          125
                                                      -------    -------      -------
                                                          684        828          617
                                                      -------    -------      -------
Non-current deferred tax asset (liability)
Net operating loss carry forward....................      119        178           --
Other temporary differences between tax reporting
  and US GAAP financial reporting:
   --retirement indemnities.........................      191        189          183
   --capital leases.................................   (1,092)      (896)        (861)
   --accumulated engineering costs expensed in tax
     reporting......................................     (410)      (517)        (721)
                                                       -------    -------      -------
                                                       (1,192)    (1,046)      (1,399)
                                                       -------    -------      -------
Net deferred tax liability..........................  $  (508)   $  (218)     $  (782)
                                                       =======    =======      =======


12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

CASH, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     The carrying amounts of these items are a reasonable estimate of their fair value due to their short-term nature.

LONG-TERM DEBT

     The carrying amount of the revolving lines of credit approximates fair value as the interest rate fluctuates with changes in market conditions. It is estimated that the fair value of the long-term debt is $15,516.

                      SOMOMECA INDUSTRIES AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13.  SALES GEOGRAPHICAL DATA

     Sales to foreign countries represented 8%, 10%, 12% and 10% of Company sales for the years ended August 31, 1995, 1996 and 1997 and for the four-month period ended December 31, 1997 respectively, as follows:


                                                                              FOR THE FOUR
                                                                               MONTHS ENDED
                                  FOR THE YEAR ENDED AUGUST 31,                DECEMBER 31,
                        --------------------------------------------------    --------------
                         1995       %      1996       %      1997       %      1997       %
                        -------    ---    -------    ---    -------    ---    -------    ---
France................  $59,370     92    $73,784     90    $74,734     88    $29,173     90
Other EEC
  countries...........    5,163      8      8,199     10     10,192     12      3,241     10
                        -------    ---    -------    ---    -------    ---    -------    ---
           Total......  $64,533    100    $81,983    100    $84,926    100    $32,414    100
                        =======    ===    =======    ===    =======    ===    =======    ===


                                  Exhibit 7.3


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Hanning Companies:

         We have audited the accompanying combined balance sheets of the HANNING COMPANIES (see Note 1) as of December 31, 1995 and 1996, and the related combined statements of operations, equity (deficit) and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Hanning Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Nashville, Tennessee
May 19, 1998

                              THE HANNING COMPANIES

                             COMBINED BALANCE SHEETS



                                                                     DECEMBER 31,
                                                               --------------------------
                                                                  1995           1996
                                                               -----------    -----------

                                                               ASSETS
CURRENT ASSETS:
Cash.........................................................  $   112,408    $   371,518
Accounts receivable, net of reserves for doubtful accounts
      of $34,000 and $29,000, respectively...................    6,971,529      4,795,473
Inventories, net.............................................    7,343,295      5,748,393
Deposits on tooling..........................................    3,183,587      3,227,968
Other receivables............................................      159,274         45,225
Other assets.................................................      460,350        262,871
                                                               -----------    -----------
           Total current assets..............................   18,230,443     14,451,448
                                                               -----------    -----------
PROPERTY, PLANT AND EQUIPMENT:
  Land.......................................................      626,337        520,653
  Buildings..................................................    5,166,315      3,665,318
Machinery and equipment......................................    6,172,294      6,968,976
Less: accumulated depreciation...............................   (5,186,735)    (6,116,331)
                                                               -----------    -----------
           Property, plant and equipment, net................    6,778,211      5,038,616
DUE FROM AFFILIATES, NET.....................................    3,353,088      2,314,405
OTHER ASSETS.................................................       65,294         24,478
                                                               -----------    -----------
           Total assets......................................  $28,427,036    $21,828,947
                                                               ===========    ===========

                             LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Checks drawn in excess of cash on deposit..................  $   170,858    $   321,070
  Accounts payable...........................................   10,419,740      8,986,502
  Customer deposits on tooling...............................    4,049,770      3,016,117
  Short-term borrowings......................................      953,343      1,597,777
  Current portion of stockholder debt........................    2,097,103      1,250,766
  Current portion of long-term obligations...................    1,065,374      1,907,866
  Accrued liabilities........................................    3,048,800      3,195,179
                                                               -----------    -----------
           Total current liabilities.........................   21,804,988     20,275,277
                                                               -----------    -----------
STOCKHOLDER DEBT, NET OF CURRENT PORTION.....................      906,683        259,615
                                                               -----------    -----------
LONG-TERM OBLIGATIONS, NET OF CURRENT PORTION................    3,650,201      1,573,441
                                                               -----------    -----------
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT):
  Capital....................................................    1,405,280      1,420,640
  Additional paid-in capital.................................    6,269,319      7,599,372
  Receivable from partners...................................           --     (1,000,000)
  Translation adjustment.....................................      109,762         38,393
  Retained deficit...........................................   (5,719,197)    (8,337,791)
                                                               -----------    -----------
           Total equity (deficit)............................    2,065,164       (279,386)
                                                               -----------    -----------
           Total liabilities and equity (deficit)............  $28,427,036    $21,828,947
                                                               ===========    ===========


  The accompanying notes are an integral part of these combined balance sheets.

                              THE HANNING COMPANIES

                        COMBINED STATEMENTS OF OPERATIONS



                                                                            SEVEN MONTHS AND SEVEN DAYS
                                         FOR THE YEAR ENDED DECEMBER 31,           ENDED AUGUST 7,
                                         --------------------------------    ----------------------------
                                             1995              1996             1996            1997
                                         --------------    --------------    ------------    ------------
                                                                             (UNAUDITED)     (UNAUDITED)
NET SALES..............................   $57,298,730       $54,062,809      $33,075,375     $29,640,348
COST OF SALES..........................    55,447,691        51,456,915       31,526,552      28,342,440
                                          -----------       -----------      -----------     -----------
   Gross profit........................     1,851,039         2,605,894        1,548,823       1,297,908
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.............................     4,804,885         5,775,080        3,270,550       2,723,412
TOOLING REVENUE, NET...................       348,795           957,467          540,610       1,113,673
                                          -----------       -----------      -----------     -----------
   Operating loss......................    (2,605,051)       (2,211,719)      (1,181,117)       (311,831)
INTEREST INCOME........................       290,421           209,728          123,800          61,490
INTEREST EXPENSE.......................       727,899           570,847          409,604         290,623
OTHER (INCOME) EXPENSE.................       194,271          (171,104)        (141,500)       (293,432)
                                          -----------       -----------      -----------     -----------
   Loss before income tax expense......    (3,236,800)       (2,401,734)      (1,325,421)       (247,532)
                                          -----------       -----------      -----------     -----------
INCOME TAX EXPENSE.....................        18,578           216,860          126,545         382,192
                                          -----------       -----------      -----------     -----------
   Net Loss............................   $(3,255,378)      $(2,618,594)     $(1,451,966)    $  (629,724)
                                          ===========       ===========      ===========     ===========


 The accompanying notes are an integral part of these combined financial statements.

                              THE HANNING COMPANIES

                     COMBINED STATEMENTS OF EQUITY (DEFICIT)


                                       ADDITIONAL   RECEIVABLE
                                         PAID-IN        FROM       TRANSLATION    RETAINED
                            CAPITAL      CAPITAL       PARTNER     ADJUSTMENT      DEFICIT        TOTAL
                           ----------   ----------   -----------   -----------   -----------   -----------
BALANCE, DECEMBER 31,
  1994...................  $1,405,280   $3,130,806   $        --    $     --     $(2,463,819)  $ 2,072,267
Translation adjustments..          --           --            --     109,762              --       109,762
Capital contribution.....          --    3,138,513            --          --              --     3,138,513
Net loss.................          --           --            --          --      (3,255,378)   (3,255,378)
                           ----------   ----------   -----------    --------     -----------   -----------
BALANCE, DECEMBER 31,
  1995...................   1,405,280    6,269,319            --     109,762      (5,719,197)    2,065,164
Translation adjustment...          --           --            --     (71,369)             --       (71,369)
Receivable from Partner..          --           --    (1,000,000)         --              --    (1,000,000)
Capital contribution.....      15,360    1,330,053            --          --              --     1,345,413
Net loss.................          --           --            --          --      (2,618,594)   (2,618,594)
                           ----------   ----------   -----------    --------     -----------   -----------
BALANCE, DECEMBER 31,
  1996...................  $1,420,640   $7,599,372   $(1,000,000)   $ 38,393     $(8,337,791)  $  (279,386)
                           ==========   ==========   ===========    ========     ===========   ===========


The accompanying notes are an integral part of these combined financial statements.

                              THE HANNING COMPANIES

                        COMBINED STATEMENTS OF CASH FLOWS



                                                 FOR THE YEAR ENDED        SEVEN MONTHS AND SEVEN DAYS
                                                     DECEMBER 31,                 ENDED AUGUST 7,
                                              --------------------------    ----------------------------
                                                 1995           1996            1996            1997
                                              -----------    -----------    ------------    ------------
                                                                            (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...................................  $(3,255,378)   $(2,618,594)   $(1,451,966)    $  (629,724)
Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization............    1,653,439      1,347,843        883,205         640,714
Gain on disposal of fixed assets...........     (174,711)       (62,397)            --         (23,999)
Changes in assets and liabilities:
    Accounts receivable....................   (1,112,144)     1,837,848        933,877      (1,235,372)
    Due from affiliates, net...............       (3,119)        25,714        (97,703)      2,782,953
    Inventories............................    1,082,034      1,285,704        546,713        (739,036)
    Deposits on tooling....................   (3,140,865)      (146,677)     1,131,761      (4,299,084)
    Other assets...........................     (203,848)       218,472       (218,012)       (148,967)
    Other receivables......................      (11,720)       114,049        154,472           3,474
    Accounts payable.......................    1,884,153       (938,846)    (3,825,510)     (1,992,673)
    Accrued liabilities....................     (424,178)       339,433      1,301,398        (155,610)
    Checks drawn in excess of cash on
       deposit.............................     (184,328)       150,212        610,906        (321,070)
    Customer deposits on tooling..........    3,836,908       (926,547)       302,495       5,822,111
                                              -----------    -----------    -----------     -----------
          Total adjustments................    3,201,621      3,244,808      1,723,602         333,441
                                              -----------    -----------    -----------     -----------
          Net cash provided by (used in)
           operating activities............      (53,757)       626,214        271,636        (296,283)
                                              -----------    -----------    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
    equipment..............................     (945,461)    (1,029,359)      (438,201)       (544,845)
  Proceeds on disposal of fixed assets.....      174,711      1,248,344      1,163,812          23,999
                                              -----------    -----------    -----------     -----------
          Net cash (used in) provided by
           investing activities............     (770,750)       218,985        725,611        (520,846)
                                              -----------    -----------    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in short-term borrowings......      800,133        731,628        300,451      (1,387,662)
  Partner contributions....................    3,138,513      1,345,413         15,308              --
  Receivable from partner..................           --     (1,000,000)    (1,000,000)             --
  Net change in stockholder debt...........   (2,533,096)    (1,466,937)        (9,495)      2,790,838
  Principal payments on long-term
    obligations............................     (569,951)      (199,102)            --        (705,343)
                                              -----------    -----------    -----------     -----------
          Net cash provided by (used in)
           financing activities............      835,599       (588,998)      (693,736)        697,833
                                              -----------    -----------    -----------     -----------
EFFECT OF EXCHANGE RATE....................          575          2,909          2,744          (3,839)
                                              -----------    -----------    -----------     -----------
NET CHANGE IN CASH.........................       11,667        259,110        306,255        (123,135)
BALANCE AT BEGINNING OF PERIOD.............      100,741        112,408        112,408         371,518
                                              -----------    -----------    -----------     -----------
BALANCE AT END OF PERIOD...................  $   112,408    $   371,518    $   418,663     $   248,383
                                              ===========    ===========    ===========     ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest...................  $   539,854    $   465,585    $   172,497     $   241,773
                                              ===========    ===========    ===========     ===========
  Cash paid for income taxes...............  $    19,078    $    23,661    $    14,000     $   258,518
                                              ===========    ===========    ===========     ===========


The accompanying notes are an integral part of these combined financial statements.

                              THE HANNING COMPANIES

                          NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

     The Hanning Companies (the "Company") consists of the following entities which are under common ownership.


                                                                TYPE OF        COUNTRY OF
                           COMPANY                               ENTITY         OPERATIONS
Hanning Corporation.........................................  Corporation    United States
Hanning--Kunststoffe Beteilingungs-GmbH.....................  Corporation    Germany
Hanning--Kumststoffe GmbH & Co. ............................  Partnership    Germany
Hanning Plastics, Ltd. .....................................  Corporation    United Kingdom
Hanning Property Associates.................................  Corporation    United States
PB Hanning GmbH & Co. ......................................  Corporation    Germany
PB Hanning GmbH & Co. Handelsgesellschaft...................  Partnership    Germany



     The entities listed above were acquired through either asset or stock purchases on August 8, 1997, by Moll PlastiCrafters Limited Partnership. The Company manufactures custom injection molded parts which it sells primarily to customers in the office equipment, home appliance and automotive industries.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of the combined companies. All significant inter-company balances and transactions have been eliminated in combination.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue from sales of injection molded plastic parts is recognized at the time products are shipped.

TOOLING

     The Company enters into agreements with its major customers to design and produce certain customer owned plastic injection tooling (primarily molds). Amounts paid or received by the Company in connection with this activity related to tooling that remains undelivered at the end of an accounting period are included as Deposits on Tooling or Customer Deposits on Tooling, respectively, in the accompanying combined balance sheet. At the time of delivery of completed tooling, the excess of revenues over costs are recognized in the accompanying combined statements of operations as tooling revenue, net.

INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out (FIFO) method) or market.

                              THE HANNING COMPANIES

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is valued at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets, as follows:


Buildings.....................................  40 to 50 years
Machinery and equipment.......................   3 to 10 years

INCOME TAXES

     Certain of the entities included in the Company are partnerships. The earnings of the partnerships are included in the tax returns of its partners. Accordingly, the combined financial statements contained no provision for federal or state income taxes related to these earnings.

     Certain of the entities included in the Company are taxable entities. As such the Company has accounted for income taxes using the liability method which requires recognition of deferred tax assets and liabilities for the expected future consequences of events that have been included in the combined financial statements or income tax returns.

     Certain of the Company's incurred costs were not deductible for income tax purposes. As a result, the Company incurred current income tax expense. At December 31, 1996, the Company had net operating loss carryforwards available to offset future taxable income. However, due to the Company's historical operating results, it has not recognized a deferred tax asset in the accompanying combined financial statements.

LONG-LIVED ASSETS

     When factors are present which indicate the cost of long-lived assets may not be recovered, the Company evaluates the realizability of its long-lived assets, based upon the anticipated future cash flows generated by the asset.

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of the Company are translated to United States dollars at current exchange rates, while revenues and expenses are translated at the average rate prevailing during the period. Gains and losses resulting from translation since January 1, 1995 are accumulated in a separate component of equity (deficit).

INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the accompanying unaudited, interim financial statements have been prepared on a basis consistent with the audited financial statements and contain all adjustments necessary to present fairly the Company's results of operations and cash flows for the seven months and seven days ended August 7, 1996 and 1997.

                              THE HANNING COMPANIES

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3.  INVENTORIES

     Inventories consist of the following:



                                                                    DECEMBER 31,
                                                              ------------------------
                                                                  1995          1996
                                                               ----------    ----------
Raw materials................................................  $4,341,883    $3,325,107
Work-in-process..............................................   1,137,132       694,188
Finished goods...............................................   2,368,651     2,327,113
Reserve......................................................    (504,371)     (598,015)
                                                               ----------    ----------
                                                               $7,343,295    $5,748,393
                                                               ==========    ==========



4.  RELATED PARTIES

     The Company has certain transactions with companies that are affiliated through common ownership. At December 31, 1996, the Company has a net receivable from these affiliated parties totaling $2,314,405 related to these transactions.

     The Company pays management fees to a related company. Management fee expense was approximately $262,000 and $264,000 for 1995 and 1996, respectively.

5.  STOCKHOLDER DEBT

     Stockholder debt consists of the following:

     A note bearing interest at 7.5% per annum, payable semiannually (interest expense totaled $155,868 and $83,428 in 1995 and 1996, respectively.) The note matures on June 30, 1998 and requires repayment in Deutsche Marks. The outstanding balance was DM 2,200,507 and DM 1,400,507 at December 31, 1995 and 1996, respectively ($1,534,079 and $908,123, respectively). Principle payments, in U.S. dollars and stated at current exchange rates, are due as follows:
1997--$648,508 and 1998--$259,615. The note is unsecured and may be repaid at any time without penalty.

     A note bearing interest at a prime rate plus 1%, payable quarterly (interest expense totaled $18,738 in 1996). The outstanding balance was $312,728 at December 31, 1996.

     Additionally, the Company has payables to the stockholders totaling DM 2,108,295 and DM 337,174 at December 31, 1995 and 1996, respectively ($1,469,707 and $289,530, respectively). These payables do not bear interest and are due on demand.

6.  SHORT-TERM BORROWINGS

     The Company has the following revolving loan facilities:
     Facility with a bank which provides for borrowings up to DM 2,000,000 ($1,300,000 at December 31, 1996). The Company had a balance outstanding of DM 1,080,672 and DM 2,458,499 at December 31, 1995 and 1996, respectively ($753,343 and $1,597,777, respectively). Interest is payable quarterly at a variable rate (6.55% at December 31, 1996). The facility is secured by land and an office building in Germany.

     Facility with a bank which provides for borrowings up to $250,000. The Company had a balance outstanding of $200,000 and $0 at December 31, 1995 and 1996, respectively. Interest is payable monthly at prime (8.25% at December 31, 1996). The facility is secured by all assets of the Company located in the United States.

                              THE HANNING COMPANIES

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7.  LONG-TERM OBLIGATIONS

     The Company has the following long-term debt obligations:


                                                                   DECEMBER 31,
                                                             --------------------------
                                                                1995           1996
                                                             -----------    -----------
Term loan payable to a bank, denominated in Deutsche
  Marks, payable in annual installments of DM 1,200,000
  ($779,879 at December 31, 1996 exchange rates),
  matures May 10, 1999. Interest payable quarterly
  at 6.92%. Secured by land and office building in
  Germany. ................................................  $ 3,346,113    $ 2,339,463

Term loan payable to a bank, payable in annual
  installments of $181,173 in addition to a balloon
  payment of $920,000 due on December 15, 1997. Interest
  is payable at the banks base rate plus 1% (9.25% at
  December 31, 1996). .....................................    1,300,275      1,101,173

Capital lease obligations (see Note 8)....................        69,187         40,671
                                                             -----------    -----------
                                                               4,715,575      3,481,307
Less current portion......................................   (1,065,374)    (1,907,866)
                                                             -----------    -----------
                                                             $ 3,650,201    $ 1,573,441
                                                             ===========    ===========



     The amounts of all long-term obligations, excluding capital leases, to be repaid for the years following December 31, 1996 are as follows:

1997......................................................  $ 1,881,052
1998......................................................      779,879
1999......................................................      779,705
                                                             -----------
                                                             $ 3,440,636
                                                             ===========

8.  LEASE COMMITMENTS

     The aggregate future minimum fixed lease obligations for the Company as of December 31, 1996 are as follows:


                                                                                OPERATING
                                                               CAPITAL LEASES     LEASES
                                                               --------------    ---------
1997........................................................     $28,181        $212,541
1998........................................................      10,509         285,670
1999........................................................       4,618          35,287
2000........................................................         385              --
                                                                  -------        --------
Total minimum lease payments................................      43,693        $533,498
                                                                                 ========
Less amounts representing interest..........................       3,022
                                                                  -------
Present value of minimum capital lease payments.............     $40,671
                                                                  =======



     Total rent expense for the Company's operating leases for the years ended December 31, 1995 and 1996 was approximately $180,839 and $654,354.

                              THE HANNING COMPANIES

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

9.  RETIREMENT PLAN

     The Company has a 401(k) deferred compensation plan covering substantially all U.S. employees meeting the service requirements defined in the plan. Under the provisions of the plan, employees may elect to contribute up to 15% of their wages. The Company may make matching contributions equal to a discretionary percentage, to be determined by the Company. The Company made no contributions to the plan for the years ended December 31, 1995 and 1996.

10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments is disclosed in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

  Cash, accounts receivable, and accounts payable

     The carrying amounts of these items are a reasonable estimate of their fair value due to their short-term nature.

  Short-term borrowings

     The carrying amounts of the short-term borrowings approximates fair value as the interest rates reflect market rates.

  Long-term obligations

     The fair value of the variable rate obligation approximates its fair value since the interest rate reflects market rates. The fair value of the fixed rate obligation is estimated to be $1,987,550 as compared to its carrying amount of $2,339,463. The Company estimated the fair value based on estimated borrowing rates for similar obligations with similar terms.

  Note payable to stockholder

     The carrying amount of the note payable approximates fair value based upon current market rates and the remaining term to maturity.

11.  CONTINGENCIES

     The Company is a party to various lawsuits and claims in the normal course of business. While the outcome of the lawsuits and claims against the Company cannot be predicted with certainty, management believes that the ultimate resolution of these matters will not have a material effect on the Company. The Company is undergoing a tax audit covering the years 1993 to 1996. Management is currently not able to determine the effects on the financial statements, if any.

12.  MAJOR CUSTOMERS

     Two customers accounted for approximately 86% and 91% of the Company's net sales in 1995 and 1996, respectively. In addition, approximately 86% and 81% of the Company's total accounts receivable at December 31, 1995 and 1996, respectively, were from these customers. Management believes the credit risk associated with these customers to be minimal.

                              THE HANNING COMPANIES

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

13.  SEGMENT INFORMATION

     The Company operates in one industry segment. The following table presents sales and other financial information by geographic region for the years ended December 31, 1995 and 1996.

                                                                1995           1996
                                                             -----------    -----------
Net sales:
  United States............................................  $ 8,599,770    $11,641,318
  Europe...................................................   48,698,960     42,421,491
                                                             -----------    -----------
           Total net sales.................................  $57,298,730    $54,062,809
                                                             ===========    ===========
Operating loss:
  United States............................................  $  (322,310)   $   475,000
  Europe...................................................   (2,616,741)    (2,686,719)
  Eliminations.............................................      334,000             --
                                                             -----------    -----------
           Total operating loss............................  $(2,605,051)   $(2,211,719)
                                                             ===========    ===========
Identifiable assets:
  United States............................................  $ 8,882,549    $ 7,222,715
  Europe...................................................   20,018,870     16,236,720
  Eliminations.............................................     (474,383)    (1,630,488)
                                                             -----------    -----------
           Total assets....................................  $28,427,036    $21,828,947
                                                             ===========    ===========
Depreciation and amortization:
  United States............................................  $   618,297    $   494,497
  Europe...................................................    1,035,142        853,346
                                                             -----------    -----------
           Total...........................................  $ 1,653,439    $ 1,347,843
                                                             ===========    ===========
Capital Expenditures:
  United States............................................  $   516,959    $   474,874
  Europe...................................................      428,502        554,485
                                                             -----------    -----------
           Total...........................................  $   945,461    $ 1,029,359
                                                             ===========    ===========


                                  Exhibit 7.4


              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

     The following unaudited pro forma consolidated financial statements of the Company give effect to the contribution of the interests in Moll PlastiCrafters Limited Partnership ("Moll") to AMM Holdings, Inc. ("AMM Holdings") in exchange for common shares of AMM Holdings, and the subsequent merger of Moll into Anchor Advanced Products, Inc. ("Anchor") (the "Merger"). AMM Holdings is the indirect parent and Anchor Holdings, Inc. ("Anchor Holdings") is the direct parent of Anchor. Anchor Advanced Products, Inc. was renamed Moll Industries, Inc. upon completion of the Merger. The Merger occurred immediately prior to the consummation of the offering of Moll Industries, Inc. senior subordinated notes (the "Offering"). As the partners of Moll own a majority of the outstanding shares of AMM Holdings subsequent to the Merger, Moll is considered the accounting acquiror in the Merger and will utilize purchase accounting to account for the Merger.

     In addition, the unaudited pro forma consolidated financial statements of the Company also give effect to the following:

     - the August 1997 purchase acquisition of the Hanning companies ("Hanning") by Moll,

     - the January 1998 purchase acquisition of Somomeca Industries ("Somomeca") by Moll,

     - the distribution of Moll's investment in Reliance Products, L.P. ("Reliance"), to certain of Moll's limited partners, and

     - the purchase acquisition of Gemini Plastic Services, Inc. ("Gemini") by the Company.

     Collectively, these acquisitions are referred to as the "Acquisitions" and the combined companies are referred to as the "Company".

     Concurrently with the Offering, AMM Holdings offered approximately $35.3 million aggregate gross proceeds of its 13 1/2% Senior Discount Notes due 2009. The unaudited pro forma consolidated financial statements of the Company do not reflect the offering of these notes by AMM Holdings. A portion of the proceeds from the AMM Holdings offering was used by AMM Holdings to make a capital contribution to the Company (the "Capital Contribution"). The Capital Contribution has been reflected in the unaudited pro forma consolidated financial statements of the Company.

     The unaudited pro forma consolidated balance sheet of the Company gives effect to the Merger, the Acquisitions, the Capital Contribution and the Offering and the application of the proceeds therefrom as if they had occurred on March 31, 1998. The unaudited pro forma consolidated statement of income of the Company for the year ended December 31, 1997 gives effect to these transactions as if they had occurred on January 1, 1997. The unaudited pro forma consolidated statement of income of the Company for the three months ended March 31, 1998 gives effect to these transactions as if they had occurred on January 1, 1998.

     The Company has identified certain savings which are expected to occur as a result of the Merger. These savings have been reflected in the unaudited pro forma consolidated financial statements of the Company. The Company has preliminarily analyzed certain additional savings that it expects to be realized by consolidating other operational and general and administrative functions as a result of the Merger. The Company has not and cannot quantify these savings until completion of the Merger. Accordingly, these additional anticipated savings have not been included in the unaudited pro forma consolidated financial statements of the Company.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's financial position or results of operations for any future period. Since the combined companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma consolidated financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere herein.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  MARCH 31,1998



                                              PRO FORMA ADJUSTMENTS
                              --------------------------------------------------------
                                  MOLL        ANCHOR(a)      GEMINI(b)    RELIANCE(c)
                              ------------   ------------   -----------   ------------
ASSETS
Cash.......................   $  7,140,808   $    144,000   $   692,922   $ (1,052,805)   $ 16,674,000    (l)
                                                                                             2,000,000    (m)
Accounts receivable, net...     53,369,599     15,559,000     2,030,140     (3,233,816)
Inventories................     24,621,674     26,379,000     1,686,550     (3,630,734)
Deposits on tooling........      7,767,926             --            --             --
Other current assets.......      2,877,548      3,123,000        59,557        (34,812)
                              ------------   ------------   -----------   ------------
Total current assets.......     95,777,555     45,205,000     4,469,169     (7,952,167)
                              ------------   ------------   -----------   ------------
Property, plant
  and equipment............     78,276,002     94,392,000     5,720,830     (7,641,390)      7,806,428    (h)
                                                                                           (45,728,258)   (h)
Accumulated depreciation...    (15,548,145)   (42,695,000)   (3,033,258)     1,471,221      45,728,258    (h)
                              ------------   ------------   -----------   ------------
                                62,727,857     51,697,000     2,687,572     (6,170,169)
                              ------------   ------------   -----------   ------------
Goodwill, net..............      8,722,000      9,363,000            --             --      17,981,659    (i)
Intangible and other
 assets, net...............      4,722,984      8,414,000        54,213             --       7,550,000    (l)
                                                                                            (2,149,420)   (i)
                                                                                            (2,375,022)   (k)
Receivable from affiliates.        462,646      2,149,000            --             --
                              ------------   ------------   -----------   ------------
  Total other assets.......     13,907,630     19,926,000        54,213             --
                              ------------   ------------   -----------   ------------
                              $172,413,042   $116,828,000   $ 7,210,954   $(14,122,336)
                              ============   ============   ===========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Checks drawn in excess of cash on
  deposit.................... $  1,507,268   $    929,000   $        --   $         --    $
Short-term borrowings........   23,726,000             --            --             --     (23,726,000)   (l)
Current portion of long-term
  obligations................   10,275,742      1,075,000       379,262             --      (5,400,000)   (l)
Customer deposits on tooling.    8,078,415             --            --             --
Accounts payable.............   32,411,988      4,950,000     1,413,021     (1,690,525)        118,306    (g)
Accrued liabilities..........   11,304,203      4,328,000       360,760       (646,236)
Due to affiliates............      260,574             --            --             --
                              ------------   ------------   -----------   ------------
Total current liabilities....   87,564,190     11,282,000     2,153,043     (2,336,761)
                              ------------   ------------   -----------   ------------
Long-term obligations:
  Term loans.................   53,850,000             --            --             --     (53,850,000)   (l)
  11 3/4% Senior Notes.......           --    100,000,000            --             --
  Senior Subordinated Notes..           --             --            --             --     130,000,000    (l)
  Other......................   20,136,638             --     1,964,078     (6,399,887)     22,438,000    (j)
                                                                                           (22,800,000)   (l)
                              ------------   ------------   -----------   ------------    ------------
                                73,986,638    100,000,000     1,964,078     (6,399,887)
Deferred income taxes........    3,175,593      1,595,000       420,500             --       1,637,000    (h)
Deferred gain................    1,092,459             --            --             --
Minority interest............    2,449,561             --            --             --      (2,449,561)   (g)
Other........................           --      6,709,000            --             --
                               -----------   ------------   -----------   ------------
                                80,704,251    108,304,000     2,384,578     (6,399,887)
                               -----------   ------------   -----------   ------------
Stock........................           --         15,000         1,781             --          15,000    (n)
                                                                                               (16,781)   (f)
Additional paid-in capital...           --             --     1,915,962     (4,408,199)     (1,915,962)   (f)
                                                                                             4,408,199    (g)
                                                                                             2,000,000    (m)
Undistributed profits........    4,723,076     (2,242,000)      755,590     (1,182,379)     (3,054,433)   (g)
                                                                                             1,182,379    (g)
                                                                                            (2,375,022)   (k)
                                                                                             1,486,410    (f)
                                                                                               (15,000)   (n)
Treasury stock...............           --        (10,000)           --             --          10,000    (f)
Accumulated other comprehensive



                                       49




  income.....................            --      (521,000)           --             --
Exchange rate translation
  adjustment.................      (578,475)           --            --        204,890        (204,890)   (g)
                                ------------ ------------   -----------   ------------
                                  4,144,601    (2,758,000)    2,673,333     (5,385,688)
                                ------------ ------------   -----------   ------------
                               $172,413,042  $116,828,000   $ 7,210,954   $(14,122,336)
                                ============ ============   ===========   ============


                                              PRO FORMA
                                        MOLL INDUSTRIES, INC.
                                        ---------------------
ASSETS
Cash..................................  $ 25,598,925
Accounts receivable, net..............    67,724,923
Inventories...........................    49,056,490
Deposits on tooling...................     7,767,926
Other current assets..................     6,025,293
                                        ------------
        Total current assets..........   156,173,557
                                        ------------
Property, plant and equipment.........   132,825,612
Accumulated depreciation..............   (14,076,924)
                                        ------------
                                         118,748,688
                                        ------------
Goodwill, net.........................    36,066,659
Intangible and other assets, net......    16,216,755
Receivable from affiliates............     2,611,646
                                        ------------
        Total other assets............    54,895,060
                                        ------------
                                        $329,817,305
                                        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Checks drawn in excess of cash on
  deposit.............................  $  2,436,268
Short-term borrowings.................            --
Current portion of long-term
  obligations.........................     6,330,004
Customer deposits on tooling..........     8,078,415
Accounts payable......................    37,202,790
Accrued liabilities...................    15,346,727
Due to affiliates.....................       260,574
                                        ------------
        Total current liabilities.....    69,654,778
                                        ------------
Long-term obligations:
  Term loans..........................            --
  11 3/4% Senior Notes................   100,000,000
  Senior Subordinated Notes...........   130,000,000
  Other...............................    15,338,829
                                        ------------
                                         245,338,829
Deferred income taxes.................     6,828,093
Deferred gain.........................     1,092,459
Minority interest.....................            --
Other.................................     6,709,000
                                        ------------
                                         259,968,381
                                        ------------
Stock.................................        15,000
Additional paid-in capital............     2,000,000
Undistributed profits.................      (721,379)
Treasury stock........................            --
Accumulated other comprehensive
  income..............................      (521,000)
Exchange rate translation
  adjustment..........................      (578,475)
                                        ------------
                                             194,146
                                        ------------
                                        $329,817,305
                                        ============


              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                             PRO FORMA ADJUSTMENTS
                                 -------------------------------------------------------------------------
                                     MOLL         ANCHOR(a)       GEMINI(b)     SOMOMECA(d)       HANNING(e)
                                 ------------    ------------    -----------    -----------    -----------
Net sales......................   $116,947,000    $161,161,000    $20,980,374    $88,502,000    $29,640,348
Cost of sales..................     97,086,199     135,974,000     16,237,263     77,943,000     28,342,440
                                  ------------    ------------    -----------    -----------    -----------
  Gross profit.................     19,860,801      25,187,000      4,743,111     10,559,000      1,297,908
Selling, general and administrative
 expenses......................     10,757,773      12,497,000      3,580,361      5,469,000      2,596,750
Management fee to related parties.   1,652,933         180,000             --             --        126,662
Tooling income, net..............   (1,911,871)             --             --             --     (1,113,673)
Loss on closure of facility......    1,176,172              --             --             --             --
                                   ------------    ------------    -----------    -----------    -----------
Operating income.................    8,185,794      12,510,000      1,162,750      5,090,000       (311,831)
Interest expense.................    3,430,505      11,165,000        221,579      2,654,000        290,623
Interest income..................      (25,119)             --        (11,237)      (263,000)       (61,490)
Other (income) expense...........     (299,338)       (287,000)        11,374        320,000       (293,432)
Minority interest in income (loss) of
 subsidiary......................      434,555              --             --        (95,000)            --
                                  ------------    ------------    -----------    -----------    -----------
Income before taxes and extraordinary
 item............................    4,645,191       1,632,000        941,034      2,474,000       (247,532)
Income tax expense...............       82,622         794,000        371,400      1,036,000        382,192
                                   ------------    ------------    -----------    -----------    -----------
Income before extraordinary item  $  4,562,569    $    838,000    $   569,634    $ 1,438,000    $  (629,724)
                                  ============    ============    ===========    ===========    ===========
EBITDA(1)........................




                                                 PRO FORMA ADJUSTMENTS
                                           ----------------------------------         PRO FORMA
                                            RELIANCE(c)                         MOLL INDUSTRIES, INC.
                                           --------------                       ---------------------
Net sales...............................   $(17,383,250)   $ (4,116,000)   (o)      $414,630,111
                                                             18,898,639    (u)
Cost of sales...........................    (13,293,572)     15,976,085    (u)       354,582,415
                                                                808,000    (v)
                                                               (547,000)   (s)
                                                             (4,193,000)   (o)
                                                                249,000    (w)
                                            ------------    -----------------   ---------------------
Gross profit............................     (4,089,678)                              60,047,696
Selling, general and administrative
 expenses...............................     (2,277,814)        655,000    (x)        29,390,070
                                                             (2,429,000)   (q)
                                                             (1,103,000)   (r)
                                                               (356,000)   (o)
Management fee to related parties.......       (260,749)     (1,498,846)   (t)           200,000
Tooling income, net.....................             --       2,922,544    (u)                --
                                                                103,000    (o)
Loss on closure of facility.............             --      (1,176,172)   (p)                --
                                            ------------    -----------   ---       ------------
Operating income........................     (1,551,115)                              30,457,626
Interest expense........................       (509,511)      5,254,000    (z)        27,367,196
                                                              4,861,000   (aa)
Interest income.........................             --                                 (360,846)
Other (income) expense..................       (149,762)       (172,000)   (o)          (870,158)
Minority interest in income (loss) of
 subsidiary.............................             --       (339,555)    (y)                --
                                            ------------                            ------------
Income before taxes and extraordinary
 item...................................       (891,842)                               4,321,434
Income tax expense......................             --        928,000    (bb)         3,594,214
                                            ------------                            ------------
Income before extraordinary item........   $   (891,842)                           $     727,220
                                            ============                            ============
EBITDA(1)...............................                                           $  54,807,000
                                                                                    ============


              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998


                                           PRO FORMA ADJUSTMENTS
                         -----------------------------------------------------                  PRO FORMA
                             MOLL        ANCHOR(a)     GEMINI(b)    RELIANCE(c)            MOLL INDUSTRIES, INC.
                         -----------   -----------   -----------   -----------             ---------------------
Net sales..............  $60,105,303   $39,303,000   $5,270,616    $(5,288,277)  $1,348,276    (u)  $100,738,918
Cost of sales..........   50,738,439    32,695,000    4,042,166     (4,074,899)     105,000    (v)    84,328,863
                                                                                   (137,000)   (s)
                                                                                    960,157    (u)
                          -----------   -----------   ----------    -----------                     ------------
    Gross profit.......    9,366,864     6,608,000    1,228,450     (1,213,378)                       16,410,055
Selling, general and
  administrative
  expenses.............    4,816,651     3,440,000      815,873       (610,939)     138,000    (x)     7,715,585
                                                                                   (608,000)   (q)
                                                                                   (276,000)   (r)
Management fee to
  related parties......      770,681            --           --        (79,324)    (641,357)   (t)        50,000
 Tooling income, net...     (388,119)           --           --             --      388,119    (u)           --
                         -----------   -----------   ----------    -----------                      ------------
 Operating income......    4,167,651     3,168,000      412,577       (523,115)                        8,644,470
Interest expense.......    2,348,996     2,967,000       65,337        (97,876)     559,000    (z)     6,900,457
                                                                                  1,058,000   (aa)
Interest income........      (12,301)           --       (5,014)        12,301                           (5,014)
Other (income)
  expense..............      144,395        42,000        5,013        (13,128)                          178,280
Minority interest in
  income (loss) of
  subsidiary...........      236,912            --           --             --     (236,912)   (y)            --
                         -----------   -----------   ----------    -----------                      ------------
Income before taxes and
  extraordinary item...    1,449,649       159,000      347,241       (424,412)                        1,570,747
Income tax expense.....       92,411        78,000           --             --      876,000   (bb)     1,046,411
                         -----------   -----------   ----------    -----------                      ------------
Income before
  extraordinary item...  $ 1,357,238   $    81,000   $  347,241    $  (424,412)                      $   524,336
                         ===========   ===========   ==========    ===========                      ============
 EBITDA(1)..............                                                                            $ 13,315,000
                                                                                                    ============


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

------------------------------

(1) EBITDA represents income before taxes plus interest expense, net, depreciation and amortization. While EBITDA should not be construed as a substitute for operating income, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

Pro Forma Adjustments

(a) Adjustment to include the Anchor Holdings historical cost balances and operating activity for the respective periods in the unaudited pro forma financial statements.

(b) Adjustment to include the Gemini historical cost balances and operating activity for the respective periods in the unaudited pro forma financial statements.

(c) Adjustment to eliminate the Reliance balances and operating activity for the respective periods from the unaudited pro forma financial statements.

(d) Adjustment to include the Somomeca historical operating activity for the period of January 1 through December 31, 1997 in the unaudited pro forma financial statements.

(e) Adjustment to include the Hanning historical operating activity for the period of January 1 through August 7, 1997 in the unaudited pro forma financial statements.

(f) Adjustment to eliminate the historical equity of Anchor Holdings and Gemini which was accumulated prior to their acquisition by the Company.

(g) Adjustment to eliminate Reliance's equity and associated minority interest and to record the distribution of the investment in Reliance to the owners of Moll.

(h) Adjustment to record the property, plant and equipment of AMM Holdings and Gemini at their fair value and to record the associated deferred tax liability.

(i) Adjustment to record goodwill of $9,254,000 and $8,728,000 for Moll's purchase of AMM Holdings and Gemini, respectively.

(j) Adjustment to record debt of $6,600,000 and $15,838,000 incurred in connection with the acquisition of AMM Holdings and Gemini, respectively.

(k) Adjustment to write-off unamortized cost of $2,375,000 related to debt repaid with the proceeds of the Offering.

(l) Adjustment to record the proceeds and uses of the Offering, as follows:

Proceeds.............................................                 $130,000,000
Uses:
     Revolving credit facility.......................   (7,100,000)
Somomeca revolving credit facility...................  (16,626,000)
                                                        -----------
                                                                       (23,726,000)
Current portion of term debt.........................                   (5,400,000)
Long-term portion of term debt.......................  (53,850,000)
Anchor acquisition debt..............................   (6,600,000)
Gemini acquisition...................................  (13,038,000)
Gemini property debt.................................   (2,800,000)
Other Gemini debt....................................     (362,000)
                                                        -----------
                                                                       (76,650,000)
                                                                       ------------
Total debt repayment.................................                 (105,776,000)
Expenses of the Offering.............................                   (7,550,000)
                                                                       ------------
Total uses...........................................                 (113,326,000)
                                                                       ------------
Net cash proceeds from the Offering..................                 $ 16,674,000
                                                                       ============



(m) Adjustment to record the capital contribution from AMM Holdings.

(n) Adjustment to reclassify Moll's equity to match the legal equity structure of AMM Holdings.

(o) Adjustment to eliminate the operating results of the El Paso facility, as it was closed in September 1997.

(p) Adjustment to eliminate non-recurring costs, consisting primarily of future rental payments and losses on equipment and inventory, incurred by Moll in the September 1997 closure of its El Paso facility.

(q) Adjustment to record the reduction of personnel at AMM Holdings and Gemini. The reductions were made in executive management and certain overhead functions at AMM Holdings and management of Gemini.

(r) Adjustment to reflect the freezing by the Company of certain AMM Holdings retirement plans which occurred on June 3, 1998. The estimated savings were based on historical costs as compared to anticipated future costs which were actuarially determined.

(s) Adjustment to eliminate the rent expense associated with the building which houses the Gemini operation as the Company purchased the building.

(t) Adjustment to reflect the future management fee of $200,000 per year.

(u) Adjustment to conform accounting policies regarding the classification of revenues and expenses for tooling built for and sold to consumers.

(v) Adjustment to record depreciation expense (i) for the adjustment of property, plant and equipment to fair market value in the acquisitions of Hanning, Somomeca, AMM Holdings and Gemini, and (ii) the purchase of the Gemini building.

(w) Adjustment to reflect rent expense for the period of January 1 through August 7, 1997 to be paid on land and buildings in Germany distributed to the owners of Moll in August 1997.

(x) Adjustment to record amortization of additional goodwill generated in the acquisitions of Somomeca, AMM Holdings and Gemini. The goodwill is being amortized over 20 years.

(y) Adjustment to eliminate the minority interest's portion of the earnings of Somomeca and Reliance as the minority interest of Somomeca was purchased in connection with Moll's purchase of Somomeca and Reliance is no longer reflected as a consolidated subsidiary of the Company.

(z) Adjustment to record interest expense incurred on the increase in debt resulting from the acquisitions of Hanning, Somomeca, AMM Holdings and Gemini.

(aa) Adjustment to reflect interest on the net additional debt incurred in connection with the Offering and to reflect the difference in interest rates between the current debt instruments and the Notes to be sold pursuant to the Offering.

(bb) Adjustment to reflect the tax impact of the pro forma adjustments and to reflect Moll as a taxable entity using an estimated effective tax rate of 40%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          MOLL INDUSTRIES, INC.
                                          (f/k/a Anchor Advanced Products, Inc.)




Date: August 18, 1998                     By:  /s/ Phyllis Best
                                             ------------------
                                                  Phyllis Best
                                                  Chief Financial Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ANCHOR HOLDINGS, INC.




Date: August 18, 1998                              By:  /s/ Phyllis Best
                                                      ------------------
                                                         Phyllis Best
                                                         Chief Financial Officer

                                  EXHIBIT INDEX


 Exhibit No.               Exhibit
 -----------               -------
         2.1               Agreement and Plan of Distribution, Contribution and
                           Merger dated June 26, 1998 (incorporated by reference to Exhibit 2.1 of the Form 8-K filed on July 10,
                           1998).